                            ASSET PURCHASE AGREEMENT

                                  by and among

                             TONE HOLDINGS, INC. AND

                          TONE ACQUISITION CORPORATION,

                        EXECUTONE NETWORK SERVICES, INC.

                                       AND

                              EXECUTONE INFORMATION
                                  SYSTEMS, INC.


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                                TABLE OF CONTENTS
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
ARTICLE I
      DEFINITIONS

      1.1         Accounts Receivable.............................................................................1
      1.2         Affiliate.......................................................................................2
      1.3         Agreement.......................................................................................2
      1.4         Assets..........................................................................................2
      1.5         Assignment and Assumption Agreement.............................................................3
      1.6         Assumed Liabilities.............................................................................3
      1.7         Audited Financial Statements....................................................................4
      1.8         Authorized Products.............................................................................4
      1.9         Authorized Software.............................................................................4
      1.10        Balance Sheet...................................................................................4
      1.11        Bank............................................................................................4
      1.12        Bank Accounts...................................................................................4
      1.13        Bank Borrowings.................................................................................4
      1.14        Bank Financing..................................................................................4
      1.15        Bank Loan Agreement.............................................................................5
      1.16        Bill of Sale....................................................................................5
      1.17        Books and Records...............................................................................5
      1.18        Buyer...........................................................................................5
      1.19        Closing.........................................................................................5
      1.20        Closing Balance Sheet...........................................................................5
      1.21        Closing Date....................................................................................5
      1.22        Code............................................................................................6
      1.23        Company.........................................................................................6
      1.24        Contracts.......................................................................................6
      1.25        Customer Base...................................................................................6
      1.26        DSO Business....................................................................................6
      1.27        Distributor Agreement...........................................................................6
      1.28        Employee Benefit Plan...........................................................................6
      1.29        ENS.............................................................................................7
      1.30        ERISA...........................................................................................7
      1.31        Escrow Agent....................................................................................7
      1.32        Escrow Agreement................................................................................7
      1.33        Excluded Assets.................................................................................7
      1.34        Excluded Business...............................................................................7
      1.35        Excluded Claims.................................................................................8
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
      1.36        Excluded Customers..............................................................................8
      1.37        Final Net Asset Statement.......................................................................8
      1.38        Financial Statements............................................................................8
      1.39        Financing Commitments...........................................................................8
      1.40        Final Cash Price................................................................................8
      1.41        Fixed Assets....................................................................................8
      1.42        GAAP............................................................................................9
      1.43        Holdings........................................................................................9
      1.44        Initial Cash Price..............................................................................9
      1.45        Inventory.......................................................................................9
      1.46        Junior Subordinated Note........................................................................9
      1.47        Knowledge of Buyer..............................................................................9
      1.48        Knowledge of Sellers............................................................................9
      1.49        Law.............................................................................................9
      1.50        Leased Premises................................................................................10
      1.51        Leases.........................................................................................10
      1.52        MAC Business...................................................................................10
      1.53        Material Adverse Effect........................................................................10
      1.54        National Account...............................................................................10
      1.55        Net Assets.....................................................................................10
      1.56        Network Resale Business........................................................................11
      1.57        Opinion of Buyer's Counsel.....................................................................11
      1.58        Opinion of Sellers' Counsel....................................................................11
      1.59        Ordinary Course of Business....................................................................11
      1.60        PBX............................................................................................11
      1.61        Permits........................................................................................11
      1.62        Permitted Liens................................................................................11
      1.63        Person.........................................................................................11
      1.64        Prepaid Expenses...............................................................................12
      1.65        Real Property..................................................................................12
      1.66        Required Consents..............................................................................12
      1.67        Retained Liabilities...........................................................................12
      1.68        Sales Contracts................................................................................13
      1.69        Sellers........................................................................................13
      1.70        Service Contracts..............................................................................13
      1.71        Shared Assets..................................................................................14
      1.72        Sprint Contract................................................................................14
      1.73        Stockholders Agreement.........................................................................14
      1.74        Stock Put Agreement............................................................................14
      1.75        Sublease/HQ....................................................................................14
      1.76        Tax or Taxes...................................................................................14
      1.77        Tax Return.....................................................................................15
      1.78        Telephone Numbers..............................................................................15
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
      1.79        Territory......................................................................................15
      1.80        Transitional Services Term Sheet...............................................................15
      1.81        Unaudited Interim Financial Statements.........................................................15
      1.82        Unistar Business...............................................................................15
      1.83        Warrants.......................................................................................15

ARTICLE II
      PURCHASE AND SALE

      2.1         Purchase and Sale; Assignment and Assumption...................................................16
      2.2         [Reserved].....................................................................................16
      2.3         Deliveries at Closing..........................................................................16
      2.4         Final Net Asset Statement......................................................................18
      2.5         Transfer or Sales Taxes........................................................................20

ARTICLE III
      REPRESENTATIONS AND WARRANTIES OF SELLERS

      3.1         Organization of Sellers........................................................................20
      3.2         Authorization; Enforceability..................................................................20
      3.3         No Violation or Conflict.......................................................................21
      3.4         Title to Assets................................................................................22
      3.5         All Assets Necessary to Conduct Business.......................................................22
      3.6         No Litigation..................................................................................23
      3.7         Contracts......................................................................................23
      3.8         Accounts Receivable............................................................................24
      3.9         Financial Statements...........................................................................24
      3.10        Permits........................................................................................25
      3.11        Real Property..................................................................................26
      3.12        Fees and Expenses of Brokers and Others........................................................27
      3.13        Inventory......................................................................................27
      3.14        Books and Records..............................................................................28
      3.15        Tax Matters....................................................................................28
      3.16        Compliance with Law............................................................................29
      3.17        Employment Agreements and Benefits.............................................................29
      3.18        Labor Matters..................................................................................30
      3.19        Insurance......................................................................................31
      3.20        No Adverse Change..............................................................................32
      3.21        Absence of Questionable Payments...............................................................34
      3.22        Absence of Undisclosed Liabilities.............................................................34
      3.23        Certain Transactions...........................................................................34
      3.24        Subsidiaries and Affiliates....................................................................35
      3.25        Product Liability..............................................................................36
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
      3.26        Product Warranty...............................................................................36
      3.27        Investment Representations.....................................................................36
      3.28        Consents.......................................................................................38
      3.29        Distributor Agreement..........................................................................38
      3.30        Territory......................................................................................38
      3.31        International Call Back........................................................................38
      3.32        Accounts; Funds, etc...........................................................................38
      3.33        ENS Assets.....................................................................................39
      3.34        Disclosure.....................................................................................39

ARTICLE IV
      REPRESENTATIONS AND WARRANTIES OF BUYER

      4.1         Organization of Buyer..........................................................................39
      4.2         Authorization; Enforceability..................................................................39
      4.3         No Violation or Conflict.......................................................................40
      4.4         No Broker......................................................................................40
      4.5         No Litigation..................................................................................40
      4.6         Financing Commitments..........................................................................41
      4.7         Capitalization.................................................................................41

ARTICLE V
      CERTAIN MATTERS PENDING THE CLOSING

      5.1         Carry on in Regular Course.....................................................................42
      5.2         Indebtedness...................................................................................42
      5.3         Compensation...................................................................................42
      5.4         Compliance with Law............................................................................43
      5.5         Access.........................................................................................43
      5.6         Cooperation....................................................................................44
      5.7         Publicity......................................................................................44
      5.8         Confidentiality................................................................................44
      5.9         Exclusivity....................................................................................45
      5.10        Updated Financial Information..................................................................46
      5.11        Title Insurance and Surveys....................................................................46
      5.12        [Reserved].....................................................................................46
      5.13        Additional Territories.........................................................................46

ARTICLE VI
      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

      6.1         Accuracy of Representations and Warranties.....................................................47
      6.2         Proceedings and Instruments Satisfactory.......................................................47
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
      6.3         No Litigation..................................................................................47
      6.4         Consents.......................................................................................48
      6.5         Lien Waivers and Estoppel Certificates.........................................................48
      6.6         Due Diligence..................................................................................48
      6.7         Environmental Due Diligence....................................................................48
      6.8         Financing......................................................................................48
      6.9         Financial Statements...........................................................................49
      6.10        Customer Review................................................................................49
      6.11        Sellers' Performance...........................................................................49
      6.12        No Material Adverse Change.....................................................................49
      6.13        Title to Real Estate...........................................................................49

ARTICLE VII
      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

      7.1         Accuracy of Representations and Warranties.....................................................50
      7.2         Proceedings and Instruments Satisfactory.......................................................50
      7.3         No Litigation..................................................................................50
      7.4         Buyer's Performance............................................................................50

ARTICLE VIII
      INDEMNITIES AND ADDITIONAL COVENANTS

      8.1         Indemnification................................................................................51
      8.2         Employment Matters.............................................................................57
      8.3         Bulk Sales Compliance..........................................................................60
      8.4         Post-Closing Agreements........................................................................60
      8.5         Certain Employee Obligations...................................................................62
      8.6         Additional Instruments; Cooperation............................................................62
      8.7         Use of Name....................................................................................62
      8.8         Allocation of Purchase Price...................................................................63
      8.9         Access to Books and Records....................................................................64
      8.10        Best Efforts...................................................................................65
      8.11        Sales Agency...................................................................................66
      8.12        Non-Competition................................................................................67
      8.13        Non-Solicitation of Employees..................................................................68
      8.14        Rights of First Offer..........................................................................68
      8.15        Sellers' Confidentiality Covenant..............................................................70
      8.16        Additional Financial Information...............................................................71
      8.17        Shared Assets..................................................................................72
      8.18        Video Conferencing Equipment...................................................................73
      8.19        Notification of Certain Hires..................................................................74


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
ARTICLE IX
      TERMINATION

      9.1         Termination....................................................................................74
      9.2         Rights on Termination; Waiver..................................................................76

ARTICLE X
      MISCELLANEOUS

      10.1        Entire Agreement; Amendment....................................................................78
      10.2        Expenses.......................................................................................79
      10.3        Governing Law..................................................................................79
      10.4        Assignment.....................................................................................79
      10.5        Notices........................................................................................79
      10.6        Counterparts; Headings.........................................................................80
      10.7        Interpretation.................................................................................80
      10.8        Severability...................................................................................81
      10.9        No Reliance....................................................................................82
      10.10       Parties in Interest............................................................................82
      10.11       Specific Performance...........................................................................82
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                                    EXHIBITS

EXHIBIT           DESCRIPTION

1.5               Assignment and Assumption Agreement
1.7               Application of GAAP
1.12              Bank Accounts
1.16              Bill of Sale
1.24              Contracts
1.27              Distributor Agreement
1.32              Escrow Agreement
1.33              Excluded Assets
1.35              Excluded Claims
1.46              Junior Subordinated Note
1.50              Leased Premises
1.51              Leases
1.54              National Account List
1.57              Opinion of Buyer's Counsel
1.58              Opinion of Sellers' Counsel
1.61              Permits
1.62              Permitted Liens
1.65              Real Property Description
1.71              Shared Assets
1.73              Stockholders Agreement
1.74              Stock Put Agreement
1.78              Telephone Numbers
1.79              Territory
1.80              Transitional Services Term Sheet
1.83              Form of Warrants
2.4               Net Asset Calculations
3.1               Sellers Qualifications and Licenses To Do Business
3.6               Pending Litigation
3.7               Material Contracts
3.9               Financial Statements
3.10(a)           Material Permits
3.10(b)           Tariffs and Filings
3.11(a)           Real Property Leases
3.11(b)           Real Property Exceptions
3.17              Employment Agreements and Benefits
3.18              Labor Matters
3.19              Insurance
3.20              Adverse Changes, Etc.

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3.24              Subsidiaries and Affiliates
3.26              Product and Service Warranties
3.28              Required Consents
3.30              Territory Exception
3.31              International Callback Customers
3.33              ENS Asset
4.4               Buyer's Broker
6.6               Reviewed Materials
6.10              Customer Review
8.2               Employment Matters
8.4(d)            Terms of Use of Executone Name
8.8               Allocation of Purchase Price
8.13              DSO Liason
8.17              Division of Mainframe Computers

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                            ASSET PURCHASE AGREEMENT


         ASSET PURCHASE AGREEMENT, made as of April 9, 1996, by and among TONE HOLDINGS, INC., a Delaware corporation ("Holdings"), and its wholly-owned subsidiary TONE ACQUISITION CORPORATION, a Delaware corporation ("Tone") (Tone, together with Holdings, the "Buyer"), EXECUTONE INFORMATION SYSTEMS, INC., a Virginia corporation (the "Company"), and its wholly-owned subsidiary EXECUTONE NETWORK SERVICES, INC., a Virginia corporation ("ENS") (the Company and ENS collectively referred to herein as the "Sellers").
         In consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

                                    ARTICLE I
                                   DEFINITIONS

         When used in this Agreement, the following terms shall have the meanings specified:

         1.1 Accounts Receivable. "Accounts Receivable" shall mean all accounts receivable of Sellers arising out of the DSO Business, together with all security and associated rights related thereto (including, without limitation, all security deposits, letters of credit and security interests in collateral).





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         1.2 Affiliate. "Affiliate" shall mean, as to any person, any other person or entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such person.

         1.3 Agreement. "Agreement" shall mean this Asset Purchase Agreement.


         1.4 Assets. "Assets" shall mean (a) all assets reflected on the Balance Sheet and all assets of the DSO Business of the same nature as those reflected on the Balance Sheet that have been acquired in the Ordinary Course of Business since the date of the Balance Sheet (other than assets reflected on such Balance Sheet that have been disposed of in the Ordinary Course of Business since the date of the Balance Sheet) including, without limitation: (i) the Real Property, and all improvements, fixtures and fittings thereon, easements, rights-of way, and other appurtenant rights thereto (such as appurtenant rights in and to public streets); (ii) the Fixed Assets; (iii) the Inventory; (iv) all Accounts Receivable (net of reserves), notes receivable (net of reserves), securities, Prepaid Expenses and other current assets of the DSO Business; (b) all rights under the Leases; (c) all rights of the Sellers under the Permits; (d) originals and all copies of customer and mailing lists of the DSO Business (including copies embodied or stored electronically); (e) all rights of the Sellers under the Contracts; (f) all claims, deposits, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off and rights of recoupment of the DSO Business (other than Excluded Claims); (g) all Books and Records; (h) the Bank Accounts; (i) the Telephone Numbers; (j) subject to Sections 8.6 and 8.11, all right, title and interest in the names and marks ULTRASTAR LD and UNTRASTAR 800, and all goodwill associated therewith; (k) the Customer Base; (l) all other assets of the Sellers of every kind and description, tangible or intangible, used primarily

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in the DSO Business, other than the Excluded Assets and other than the tangible personal property components of the Shared Assets as provided in Section 8.17;
(m) except as provided in Section 8.11, all right, title and interest in the long distance products Infostar'r' LD+, Infostar 'r' 800 and Infostar 'r' Calling Card.

         1.5 Assignment and Assumption Agreement. "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement between Sellers and Buyer in the form of Exhibit 1.5 attached hereto.

         1.6 Assumed Liabilities. "Assumed Liabilities" shall mean (a) all liabilities of the Sellers set forth on the face of the Balance Sheet (rather than in any notes thereto), excluding amounts payable to Sellers and further excluding liabilities discharged prior to Closing; (b) all liabilities of the Sellers incurred after the date of the Balance Sheet in the Ordinary Course of Business that would, if incurred during the last fiscal year, be required in accordance with GAAP to be set forth on the face of the Balance Sheet (rather than any notes thereto), excluding amounts payable to Sellers; (c) all liabilities and obligations of the Sellers under the Leases; (d) all liabilities and obligations under the Contracts other than under Service Contracts to the extent assigned to Buyer; (e) all liabilities under Service Contracts to the extent reserved therefor on the Closing Balance Sheet; (e) liabilities and obligations to the extent listed in Part II of Exhibit 8.2 hereof; and (f) additional liabilities not described in clauses (a) through (e) above incurred by the DSO Business in the Ordinary Course of Business in an aggregate amount not exceeding $200,000. "Assumed Liabilities" shall not include the Retained Liabilities, except to the extent, if any, that liabilities or obligations

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otherwise included in clause (vi) of the definition of Retained Liabilities are subsumed in clause (f) of this Section 1.6.

         1.7 Audited Financial Statements. "Audited Financial Statements" shall mean the balance sheet and related statements of income and cash flows of the DSO Business as of and for the fiscal year ended December 31, 1995 prepared in accordance with GAAP on a basis consistent throughout the periods covered thereby (applied in accordance with the practices and methodologies set forth on Exhibit 1.7), audited by Arthur Andersen LLP, the Company's independent public accountants and delivered to Buyer on or before May 15, 1996.

         1.8 Authorized Products. "Authorized Products" shall have the meaning set forth in the Distributor Agreement.

         1.9 Authorized Software. "Authorized Software" shall have the meaning set forth in the Distributor Agreement.

         1.10 Balance Sheet. "Balance Sheet" shall mean the balance sheet contained in the Financial Statements.

         1.11 Bank. "Bank" shall mean Bank of America  Illinois,  N.A.
         1.12 Bank Accounts. "Bank Accounts" shall mean the bank and lock-box accounts described in Exhibit 1.12 attached hereto.

         1.13 Bank Borrowings. "Bank Borrowings" shall mean borrowings by Sellers from the Bank under the Bank Loan Agreement.

         1.14 Bank Financing. "Bank Financing" shall mean the proposed senior credit facilities in an aggregate principal amount of up to $60 million, to be provided to Buyer by a syndicate of banks arranged by NationsBanc Capital Markets, Inc.

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         1.15 Bank Loan Agreement. "Bank Loan Agreement" shall mean the Second
Amended and Restated Loan and Security Agreement between the Bank and the Company, dated as of August 30, 1994, as amended on January 11, 1995, September 29, 1995 and December 29, 1995.


         1.16 Bill of Sale. "Bill of Sale" shall mean the Bill of Sale from Sellers to Buyer in the form of Exhibit 1.16 attached hereto.

         1.17 Books and Records. "Books and Records" shall mean all business and financial books, records, files, data, billing systems, ledgers, plans, documents, correspondence, lists, notebooks, marketing materials produced by or for the DSO Business or ordered by or for the DSO Business prior to the Closing, reports, maintenance and service records, and other information of Sellers relating principally to the DSO Business, in each case whether written or electronically stored or otherwise recorded including, without limitation, all customer lists, financial and accounting records, purchase orders and invoices, sales orders and sales order log books, credit and collection records, correspondence and miscellaneous records.

         1.18 Buyer. "Buyer" shall have the meaning set forth in the preamble above.

         1.19 Closing. "Closing" shall mean the meeting of the parties to be held at 10:00 a.m., local time, on the Closing Date, at such time and place as the parties may mutually agree in writing.

         1.20 Closing Balance Sheet. "Closing Balance Sheet" shall have the meaning set forth in Section 2.4(a).

         1.21 Closing Date. "Closing Date" shall mean May 30, 1996 or such other date as the parties may mutually agree.

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         1.22 Code. "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

         1.23 Company. "Company" shall have the meaning set forth in the preamble above.

         1.24 Contracts. "Contracts" shall mean (a) the Leases, (b) the Service Contracts, (c) the Sales Contracts and (d) those other contracts, agreements, purchase orders, leases, license agreements, relationships and commitments related to the DSO Business that are specifically listed on Exhibit 1.24 attached hereto.

         1.25 Customer Base. "Customer Base" shall mean the past and present customers of the DSO Business (other than the Excluded Customers), including, without limitation, all of Sellers' rights under and interests in all associated customer lists, the Sales Contracts, the Service Contracts and the MAC Business related to such customers.

         1.26 DSO Business. "DSO Business" shall mean the business of Sellers of selling, leasing, installing, servicing and maintaining telephone and related products (including, but not limited to key and PBX systems and voice mail) and other telephony products and software (including, but not limited to, the MAC Business), to and for end-user customers located within the Territory other than Excluded Customers and the Excluded Business and acting as sales agent or reseller of long-distance and local exchange services and related services.

         1.27 Distributor Agreement. "Distributor Agreement" shall mean the Distributor Agreement in the form attached hereto as Exhibit 1.27.

         1.28 Employee Benefit Plan. "Employee Benefit Plan" shall mean an "employee benefit plan" as defined in Sections 3(1), 3(2) and 3(3) of ERISA that provides compensation or other benefits to any present or former employee of the DSO Business, or any dependent or

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beneficiary thereof, and any other plans that provide compensation or other benefits, whether or not subject to ERISA, to any present or former employee of the DSO Business, or any dependent or beneficiary thereof or any material benefit plan or program.

         1.29 ENS. "ENS" shall have the meaning set forth in the preamble above.

         1.30 ERISA. "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         1.31 Escrow Agent. "Escrow Agent" shall mean Brown Brothers Harriman and Co. or, if it is not willing or able to act in such capacity, such other institution as the parties may agree to.

         1.32 Escrow Agreement. "Escrow Agreement" shall mean the Escrow Agreement, dated as of the date hereof, by and among the Company, Buyer and Escrow Agent, in the form attached hereto as Exhibit 1.32.

         1.33 Excluded Assets. "Excluded Assets" shall mean all Sales Contracts and Service Contracts with Excluded Customers, Excluded Claims, assets related to or used in connection with the Excluded Business, business licenses, deferred taxes, cash on hand on the Closing Date, and all other assets and contracts specifically identified on Exhibit 1.33 attached hereto.

         1.34 Excluded Business. "Excluded Business" shall mean the (i) manufacturing, research and development, technical support and training businesses conducted by Sellers, (ii) the Unistar Business, (iii) the sale, installation, service and maintenance of products to and for Excluded Customers, except as provided in the Distributor Agreement, (iv) the international call back business and (v) the business of providing pay phones and network services to inmates of correctional instititions.

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         1.35 Excluded Claims. "Excluded Claims" shall mean those items of
Accounts Receivable and other claims against customers of the DSO Business listed in Exhibit 1.35 attached hereto.

         1.36 Excluded Customers. "Excluded Customers" shall mean all of Sellers' existing National Accounts, video conferencing customers, healthcare customers, international call back customers (to the extent such international call back customers require services or products which are otherwise part of the Excluded Business), call center customers, United States federal government customers and customers located outside the Territory.

         1.37 Final Net Asset Statement. "Final Net Asset Statement" shall mean the statement of Net Assets as of the Closing Date, prepared and delivered in accordance with Section 2.4 hereof.

         1.38 Financial Statements. "Financial Statements" shall mean the unaudited balance sheet and related unaudited statement of income of the DSO Business as of and for the year ended December 31, 1995.

         1.39 Financing Commitments. "Financing Commitments" shall mean the written commitments to loan money to or subscribe for equity of Buyer to consummate the transactions contemplated herein and to operate the DSO Business after the Closing, copies of which have heretofore been provided by Buyer to Sellers.

         1.40 Final Cash Price. "Final Cash Price" shall mean the Initial Cash Price, adjusted to reflect any adjustment payment required pursuant to Section 2.4.

         1.41 Fixed Assets. "Fixed Assets" shall mean all tangible personal property used in connection with the DSO Business, including, without limitation, all fixed assets, chattels,

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machines, machinery, equipment, vehicles, leasehold improvements, computer hardware, fixtures, furniture, furnishings, handling equipment, implements, parts, supplies, tools and accessories of all kinds.

         1.42 GAAP. "GAAP" shall mean generally accepted accounting principles in the United States as promulgated by the Financial Standards Accounting Board of the American Institute of Certified Public Accountants or its committees as of the date hereof.

         1.43 Holdings. "Holdings" shall have the meaning set forth in the preamble above.

         1.44 Initial Cash Price. "Initial Cash Price" shall mean $61.5 million.

         1.45 Inventory. "Inventory" shall mean all of Sellers' inventories of Authorized Products, spare parts and supplies held by or for use or sale in the DSO Business.

         1.46 Junior Subordinated Note. Junior Subordinated Note shall mean the promissory note issued to the Company by Holdings at the Closing in the principal amount of $5,870,000 in the form of Exhibit 1.46 hereto.

         1.47 Knowledge of Buyer. "Knowledge of Buyer" shall mean actual knowledge of Buyer, after due inquiry. For purposes of this Section 1.47, "due inquiry" shall mean inquiry in a manner reasonably appropriate to determine the truth of the applicable statement.

         1.48 Knowledge of Sellers. "Knowledge of Sellers" shall mean the actual knowledge of Sellers, after due inquiry. For purposes of this Section 1.48, "due inquiry" shall mean inquiry in a manner reasonably appropriate to determine the truth of the applicable statement.

         1.49 Law. "Law" shall mean any U.S., state, province, local or other constitution, law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder.

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         1.50 Leased Premises. "Leased Premises" shall mean the premises leased by Sellers and used in the DSO Business as set forth on Exhibit 1.50.

         1.51 Leases. "Leases" shall mean all rights with respect to leasehold interests and subleases (i) related to the Real Property, Leased Premises and Fixed Assets, which Leases are listed on Exhibit 1.51 attached hereto or (ii) relating to copiers, postage meters and other customary office equipment located and used at Leased Premises and the Real Property in the Ordinary Course of Business.

         1.52 MAC Business. "MAC Business" shall mean the moves, adds and changes business associated with the DSO Business.

         1.53 Material Adverse Effect. "Material Adverse Effect" shall mean, with respect to any Person or business, any change or effect, which, singly or in the aggregate with related changes or effects, is materially adverse to the business, operations, assets, prospects or condition, financial or otherwise, of such Person or business, considered as a whole with any wholly-owned subsidiaries of any such Person.

         1.54 National Account. "National Account" shall mean a corporate customer or prospect of Sellers that has 40 or more locations, including one or more locations within the Territory, and is, on or before the Closing Date, on the National Account List, a copy of which is attached hereto as Exhibit 1.54.

         1.55 Net Assets. "Net Assets" shall mean the Assets (less intangibles) transferred to Buyer at Closing less Assumed Liabilities assumed by Buyer at Closing, all as derived from the Closing Balance Sheet and the procedures described in Exhibit 2.4.

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



         1.56 Network Resale Business. "Network Resale Business" shall mean that segment of the DSO Business whereby Sellers market, sell and provide to customers long-distance telephone service products and resell long-distance network services except and excluding Sellers' international call back business.

         1.57 Opinion of Buyer's Counsel. "Opinion of Buyer's Counsel" shall mean the opinion of Ropes & Gray, counsel to Buyer, in the form attached hereto as Exhibit 1.57.

         1.58 Opinion of Sellers' Counsel. "Opinion of Sellers' Counsel" shall mean the opinion of Hunton & Williams, counsel to Sellers, in the form attached hereto as Exhibit 1.58.

         1.59 Ordinary Course of Business. "Ordinary Course of Business" shall mean the ordinary course of the DSO Business consistent with the Sellers' past custom and practice (including with respect to quantity and frequency).

         1.60 PBX. "PBX" shall mean private branch exchange.

         1.61 Permits. "Permits" shall mean all governmental approvals, authorizations, registrations, permits and licenses or any pending applications relating to the foregoing, including, without limitation, those listed on
Exhibit 1.61 attached hereto.

         1.62 Permitted Liens. "Permitted Liens" shall mean those liens affecting the Assets that are specifically listed on Exhibit 1.62 hereto as modified at Closing pursuant to Section 6.13 hereof.

         1.63 Person. "Person" shall mean any natural person, partnership, corporation, trust, association, unincorporated organization, governmental entity, joint venture or other legal entity.

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         1.64 Prepaid Expenses. "Prepaid Expenses" shall mean all deposits under the Contracts and prepaid expenses related to the DSO Business.

         1.65 Real Property. "Real Property" shall mean, collectively, the real property and improvements related thereto owned and used by Sellers in connection with the operation of the DSO Business and described in the legal descriptions attached as Exhibit 1.65 attached hereto.

         1.66 Required Consents. "Required Consents" shall mean all consents or approvals, including those of the Bank (with respect to the Bank Loan Agreement) and state and federal governmental agencies, that are necessary or required in order to transfer the Assets from Sellers to Buyer and to give effect to the transactions contemplated herein.

         1.67 Retained Liabilities. "Retained Liabilities" shall mean: (i) any liability or obligation related to or arising out of the Excluded Claims, (ii) any and all of the Sellers' liabilities and obligations not related to or arising out of the DSO Business, (iii) any liability or obligation of the Sellers for Taxes, (iv) any liability or obligation of the Sellers for product warranty for products sold by the Sellers prior to the Closing Date, and (v) any and all of the Sellers' liabilities and obligations (to the extent not included in the Assumed Liabilities): (a) to indemnify any person (including either of the Sellers) for events occurring prior to the Closing Date; (b) arising as a result of any legal or equitable action or judicial or administrative proceeding initiated at any time in respect of anything done, suffered to be done or omitted to be done by such Sellers or any of their directors, officers, employees or agents prior to the Closing (including, without limitation, those arising out of the matters described on Exhibit 3.6 and Exhibit 3.18); (c) for costs and expenses incurred in connection with this Agreement,

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



the making or performance of this Agreement and the transactions contemplated hereby; (d) under this Agreement or under any side agreement between any of the Sellers on the one hand and the Buyer on the other hand entered into between Sellers and Buyer on or before the Closing Date; (e) for services rendered by Sellers prior to the Closing Date pursuant to Service Contracts in excess of the amount reserved therefor on the Closing Balance Sheet; (f) arising out of any Employee Benefit Plan established or maintained by the Sellers or to which the Sellers contributes or any liability for the termination of any such plan (except to the extent, if any, otherwise provided in Section 8.2); (g) for making payments or providing benefits of any kind to their employees or former employees including workers compensation, medical care or long-term disability care or arising out of any agreements providing for payments upon consummation of the transactions contemplated hereby (other than as provided in Section 8.2 hereof); (h) for indebtedness for money borrowed; (i) pertaining to the Sellers or their respective businesses and arising out of or resulting from noncompliance prior to the Closing Date with any Laws; (j) under any leases, contracts, or agreements which are not Contracts; and (k) of a type excluded in the calculation of Net Assets pursuant to the procedures set forth in Exhibit 2.4.


         1.68 Sales Contracts. "Sales Contracts" shall mean all those contracts for the sale of products and software to customers included in the Customer Base.

         1.69 Sellers. "Sellers" shall have the meaning set forth in the preamble hereto.

         1.70 Service Contracts. "Service Contracts" shall mean all those contracts for the maintenance and service of products and software to customers included in the Customer Base.

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



         1.71 Shared Assets. "Shared Assets" shall mean the assets listed on
Exhibit 1.71 attached hereto.

         1.72 Sprint Contract. "Sprint Contract" shall mean the Volume Purchase Agreement between US Sprint Communications Company L.P. and the Company, dated as of January 31, 1992, as amended in 1993 and further amended as of April 1, 1995.

         1.73 Stockholders Agreement. "Stockholders Agreement" shall mean the Stockholders Agreement of Holdings substantially in the form of Exhibit 1.73 attached hereto.

         1.74 Stock Put Agreement. "Stock Put Agreement" means the Stock Put Agreement between the Company and Holdings for the purchase and sale of shares of Class A Common Stock of Holdings and Class L Common Stock of Holdings representing 8% of the outstanding shares of each such Class at Closing, substantially in the form of Exhibit 1.74 attached hereto.

         1.75 Sublease/HQ. "Sublease/HQ" shall mean that sublease to be entered into between Sellers and Buyer pursuant to Section 8.4 hereof, relating to portions of Sellers' headquarters or other facilities on the terms described on the Transition Services Term Sheet.

         1.76 Tax or Taxes. "Tax" or "Taxes" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code 'ss'. 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

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



         1.77 Tax Return. "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.78 Telephone Numbers. "Telephone Numbers" shall mean Sellers' rights in and to the "800" and other telephone numbers used in the DSO Business, which numbers are listed in Exhibit 1.78 attached hereto.

         1.79 Territory. "Territory" shall mean the geographic areas described in Exhibit 1.79 attached hereto and any additional geographic areas as to which the Company and the Buyer shall agree will be included in the Territory pursuant to Section 5.13 hereto.

         1.80 Transitional Services Term Sheet. "Transitional Services Term Sheet" shall mean the term sheet attached as Exhibit 1.80 with respect to the agreement or agreements to be entered into pursuant to Section 8.4 hereof providing for shared services between Buyer and the Company following the Closing Date.

         1.81 Unaudited Interim Financial Statements. "Unaudited Interim Financial Statements" shall mean the balance sheet and the related statement of income of the DSO Business as of and for the three month period ended March 31, 1996.

         1.82 Unistar Business. "Unistar Business" shall mean the business of developing, marketing and managing the National Indian Lottery, and other gaming activities.

         1.83 Warrants. "Warrants" shall mean warrants to purchase 28,985 shares of Class A Common Stock of Holdings and 5,797 shares of Class L Common Stock of Holdings representing 8% of the outstanding shares of each such class at Closing (other than shares

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



issued to lenders as contemplated by the Financing Commitments), in the form attached hereto as Exhibit 1.83.

                                   ARTICLE II
                                PURCHASE AND SALE

         2.1 Purchase and Sale; Assignment and Assumption. (a) Sellers hereby agree that, upon all of the terms and subject to the conditions of this Agreement, Sellers shall sell, convey, transfer and deliver to Buyer the Assets, free and clear of any pledge, lien, claim, mortgage, option, security interest, charge or encumbrance of any kind except for Permitted Liens.


                 (b) Buyer hereby agrees, upon all of the terms and subject to all of the conditions of this Agreement, to purchase from Sellers the Assets and to assume from Sellers the Assumed Liabilities.


         2.2 [Reserved].

         2.3 Deliveries at Closing. (a) By Sellers to Buyer. At the Closing, Sellers shall deliver, or cause to be delivered, duly executed counterparts of the following items to Buyer: (i) the Assignment and Assumption Agreement; (ii) the Bill of Sale; (iii) the deed relating to the Real Property; (iv) the Distributor Agreement; (v) the Sublease/HQ; (vi) the agreements contemplated by the Transitional Services Term Sheet; (vii) the Opinion of Sellers' Counsel;
(viii) the Escrow Agreement; (ix) such instruments of transfer, conveyance and assignment as may reasonably be requested by Buyer and its counsel; (x) a certificate of the corporate secretary of each of the Company and ENS as to such matters as may reasonably be requested by Buyer and its counsel; (xi) a FIRPTA certificate; (xii) the Stock Put Agreement; (xiii) the

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



Stockholders Agreement; and (xiv) various certificates, instruments and documents referred to in Article VI.


                   (b) By Buyer to Sellers. Buyer shall deliver, or cause to be delivered at Closing:




                                  (i) to ENS, (A) $1,000 in cash payable by wire
         transfer of funds in accordance with written instruction of ENS given to the Buyer at least two business days prior to the Closing Date and
         (B) the Warrants;

                                  (ii) to the Escrow Agent, $7.5 million in cash
         (the "Escrowed Funds") payable by wire transfer of funds in accordance with written instructions of the Escrow Agent given to the Buyer at least two business days prior to the Closing Date, to be held in escrow pursuant to the terms of the Escrow Agreement; and

                                  (iii) to the Company (A) an amount of cash
         equal to the Initial Cash Price minus the amounts paid pursuant to clauses (i) and (ii) of this Section 2.3(b), by wire transfer of funds in accordance with written instructions of the Company given to the Buyer at least two business days prior to the Closing Date, and (B) duly executed counterparts of the following items: (1) the Assignment and Assumption Agreement; (2) the Distributor Agreement; (3) the Junior Subordinated Note; (4) the Stock Put Agreement; (5) the Sublease/HQ;
         (6) the agreements contemplated by the Transitional Services Term Sheet; (7) the Opinion of Buyer's Counsel; (8) a certificate of the corporate secretary of Buyer as to such matters as may reasonably be requested by Sellers and their counsel; (9) the Escrow Agreement; (10)

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



the Stockholders Agreement; and (11) various certificates, instruments and documents referred to in Article VII.

         2.4 Final Net Asset Statement.


                  (a) Within 60 days after the Closing Date, Buyer shall cause its independent accounting firm to prepare and deliver to Sellers (i) a balance sheet of the DSO Business as of the Closing Date prepared in accordance with GAAP applied in accordance with the practices and methodologies set forth on
Exhibit 1.7 (the "Closing Balance Sheet") and which shall be audited by Buyer's certified public accountants and (ii) a draft Final Net Asset Statement derived from the Closing Balance Sheet in the manner set forth in Exhibit 2.4. Seller will reimburse Buyer for one-half of the reasonable out-of-pocket expenses incurred in connection with the audit contemplated by this Section 2.4(a) up to a maximum reimbursement obligation of Seller for said audit of $80,000.

                  (b) If Sellers do not object to the draft Final Net Asset Statement within 30 days following delivery thereof, such draft shall constitute the Final Net Asset Statement. If Sellers have any objections to the draft Final Net Asset Statements, Sellers will deliver a detailed written statement describing its objections to Buyer within 30 days after delivery thereof. Any objections shall be limited to arithmetic error or the failure of the Closing Balance Sheet to comply with GAAP applied in accordance with the practices and methodologies set forth on Exhibit 1.7 or the methodology prescribed in Exhibit
2.4. Buyer and Sellers will use their reasonable best efforts to resolve any such objections. If a final resolution is not obtained within 10 days after Buyer has received the statement of objections, Buyer and Sellers will select certified public accountants mutually acceptable to them to

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



resolve any remaining objections. If Buyer and Sellers are unable to agree on the choice of certified public accountants, they will select a "big six" nationally-recognized accounting firm by lot after excluding Price Waterhouse LLP and Arthur Anderson LLP.

                  (c) Buyer will revise the draft Final Net Asset Statement, as required, to reflect the resolution of all objections (as agreed upon by the parties or directed by such accounting firm) and deliver the revised draft Final Net Asset Statement to Sellers within 5 days after the resolution of such objections. Such draft Final Net Asset Statement if revised as provided above or if not objected to by Sellers shall constitute the Final Net Asset Statement.

                  (d) Within 5 days after agreement upon the Final Net Asset Statement, Buyer and Sellers shall adjust the Initial Cash Price in accordance with this subsection. If Net Assets as set forth on the Final Net Asset Statement are equal to or greater than $7,045,000, then the Initial Cash Price shall not be adjusted. If the Net Assets are less than $7,045,000 then the Escrow Agent shall remit to Buyer a portion of the Escrow Amount (as defined in the Escrow Agreement) equal to the amount by which the Net Assets are less than $7,045,000.
                  (e) If any unresolved objections are submitted to an accounting firm for resolution as provided above, Sellers shall bear one-half of the fees and expenses of such accounting firm and the Buyer shall bear the other half of such fees and expenses.

                  (f) Upon reasonable request, each of Buyer and Sellers shall provide the other (and such other's advisors and representatives) with access (including copies if so requested) to all working papers related to the draft Final Net Asset Statement, and to all books and records related to the DSO Business that are required to verify the accuracy of the

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



draft Final Net Asset Statement. Buyer and Sellers shall otherwise fully cooperate with each other in connection with finalization of the draft Final Net Asset Statement.

         2.5 Transfer or Sales Taxes. Sellers will pay all sales, stamp, recordation and transfer Taxes arising out of, or related to, the transactions contemplated by this Agreement.

                                   ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLERS

         Each of the Sellers hereby jointly and severally represents and warrants to Buyer that:

         3.1 Organization of Sellers. Each of the Sellers is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Each of the Sellers has full corporate power to carry on its business as now being conducted and to own, operate and hold under lease the Assets as, and in the places where, such Assets now are owned, operated or held. Each of the Sellers is duly qualified or licensed as a foreign corporation, and is in good standing, in each jurisdiction in which the assets held or used by it or the nature of its business requires such qualification.
Exhibit 3.1 lists each jurisdiction where either of the Sellers is qualified or licensed to do business as a foreign corporation and is in good standing in connection with the DSO Business.

         3.2 Authorization; Enforceability. The execution, delivery and performance by each of the Sellers of this Agreement, the Escrow Agreement, the Distributor Agreement, the Stock Put Agreement, the Stockholders Agreement and the other documents and instruments contemplated hereby and the consummation of the transactions contemplated herein to which either of the Sellers is a party are within the corporate powers of Sellers and have been duly authorized by all necessary corporate actions of Sellers. The sale of the Assets by Sellers to

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



Buyer pursuant to this Agreement does not require the approval of the shareholders of the Company. This Agreement has been duly executed and delivered by each of the Sellers. This Agreement is, and the other documents and instruments required hereby to which either of the Sellers is a party, including, without limitation, the Escrow Agreement, the Distributor Agreement, the Stock Put Agreement and the Stockholders Agreement, when executed and delivered by the parties thereto, will be the valid and binding obligations of each of the Sellers, enforceable against Sellers in accordance with their respective terms.

         3.3 No Violation or Conflict. Subject to obtaining the Required Consents, the execution, delivery and performance by Sellers of this Agreement, the Escrow Agreement, the Distributor Agreement, the Stock Put Agreement, the Stockholders Agreement and all of the other documents and instruments contemplated hereby to which either of the Sellers is a party, do not and will not (a) conflict with or violate any Law, judgment, injunction, ruling, order or decree binding on Sellers or any of their respective assets, (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create the right in any party to accelerate, terminate, modify or cancel or require any notice under any Contract or other contract, license, lease, instrument, arrangement or agreement to which either of the Sellers is a party or by which either is bound or to which any of their respective assets are subject, or (c) conflict with or violate the Articles of Incorporation or Bylaws of Sellers. Except for the Required Consents, no consent of any other person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Sellers in connection with the execution and delivery of this Agreement, the Escrow Agreement, the Distributor Agreement,

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



the Stock Put Agreement, the Stockholders Agreement or the consummation of the transactions contemplated hereby.

         3.4 Title to Assets. Each of the Sellers, as applicable, owns good, valid and marketable title to, or a valid leasehold interest in, all of the Assets, free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions except for Permitted Liens and except for liens on the Assets securing Bank Borrowings, which liens will be released at or prior to Closing. Upon delivery of the Assets to Buyer at the Closing and upon Buyer's payment of the purchase consideration therefor, good, valid and marketable title to the Assets, free and clear of all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions, except for Permitted Liens, will pass to Buyer.

         3.5 All Assets Necessary to Conduct Business. The Assets and the rights under the Distributor Agreement, the services contemplated by the Transitional Services Term Sheet and by Section 8.11 and the Shared Assets comprise all of the assets, properties, rights and services of every type and description, real, personal, tangible and intangible (other than the senior executive management function performed by the Company's chief executive officer, chief financial officer and chief operating officer) (i) used by Sellers to generate the revenues and income reflected in the income statement included in the Financial Statements, (ii) reflected on the balance sheet which will be included in the Audited Financial Statements and (iii) necessary to the conduct of the DSO Business (including the Network Resale Business) as currently conducted by Sellers.

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



         3.6 No Litigation. Except as set forth in Exhibit 3.6 attached hereto, there is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending or, to the Knowledge of Sellers, proposed or threatened, nor any basis therefor (a) relating to the DSO Business, the Assets, the Contracts or any of the Assumed Liabilities, or (b) that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or that questions the validity of this Agreement or any action to be taken in connection herewith.

         3.7 Contracts. Exhibit 3.7(a) attached hereto is a true and complete list of all Contracts pursuant to which Sellers have any continuing obligations that constitute: (a) a lease of any real or personal property with aggregate annual rental payments in excess of $75,000; (b) an agreement to purchase or sell a capital asset for a price in excess of $50,000; or (c) any other agreement involving an obligation or contractual liability in excess of $75,000 in the aggregate; (d) confidentiality or noncompetition agreements relating to the DSO Business; (e) any agreement under which a security interest or lien has been or may be imposed upon the Assets or the Distributor Agreement other than Leases; and (f) any Sales Contract or Service Contract that differs materially from the forms of Sales Contract and Service Contract delivered to Buyer prior to the date hereof. Each Contract listed on Exhibit 3.7(a) and Exhibit 1.23 is and, to the Knowledge of Sellers, each other Contract is, in full force and effect and enforceable in accordance with its terms. Except as set forth on
Exhibit 3.6 with respect to alleged defaults, Sellers have performed each term, covenant and condition that is required to be performed by it at or before the date hereof under each of the Contracts listed on Exhibit 3.7(a) and Exhibit
1.23 and, to the Knowledge of Sellers, under each of the other Contracts.

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



Except as set forth in Exhibit 3.7(b), no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default by Sellers or, to the Knowledge of Sellers, any other party under any of the Contracts, and, to the Knowledge of Sellers, no party to any of the Contracts intends to cancel, terminate or exercise any option under any of the Contracts. Except as set forth on Exhibit 3.7(c), Sellers have made no prior assignment of the Contracts or any of their rights or obligations thereunder.

         3.8 Accounts Receivable. All Accounts Receivable and notes receivable of the DSO Business are reflected properly on the Books and Records in accordance with GAAP, are valid receivables, arose from bona fide transactions in the Ordinary Course of Business and are not subject to any setoffs or counterclaims except as recorded as accounts payable. Since December 31, 1995 there has been no material adverse change in the composition of accounts receivable of the DSO Business in terms of aging and no event has occurred that would, under GAAP applied in accordance with the practices and methodologies set forth on Exhibit 1.7, require an increase in the ratio of the reserve for uncollectible accounts receivable to total accounts receivable for the DSO Business.

         3.9 Financial Statements. Attached hereto as Exhibit 3.9 are the Financial Statements. The Financial Statements are true and correct in all material respects, fairly present the financial condition and results of operations of the DSO Business as of and for the period indicated and were prepared in accordance with GAAP applied on a basis consistent throughout the periods covered thereby (applied in accordance with the practices and methodologies set forth on Exhibit 1.7) and are consistent with the books and records of Sellers. The Audited Financial Statements and Unaudited Interim Financial Statements will be

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



true and correct in all material respects, fairly present the financial condition and results of operations of the DSO Business as of and for the periods indicated and be prepared in accordance with GAAP applied on a basis consistent throughout the periods covered thereby (applied in accordance with the practices and methodologies set forth on Exhibit 1.7) and be consistent with the books and records of Sellers. The Unaudited Interim Financial Statements will include all adjustments (including normal recurring adjustments) which in the opinion of Sellers' management are necessary for a fair presentation of the results for the interim period covered thereby.

         3.10 Permits. (a) The Company possesses all Permits necessary to conduct the DSO Business as it is currently operated by Sellers and the business proposed to be conducted by the Company pursuant to the Distributor Agreement. All such Permits are in full force and effect and are being complied with in all respects. Exhibit 3.10(a) is a true and complete list of all Permits (including without limitation all Permits required in connection with distribution by the Company of long distance and local exchange products and related services) necessary for or material to the conduct of the DSO Business as it is currently operated by Sellers and the business proposed to be conducted by the Company pursuant to the Distributor Agreement. No representation is made as to the transferability of any Permits specified in Exhibit 3.10(a).

                  (b) The Sellers have made all filings, including without limitation all tariffs, required by the Federal Communications Commission (the "FCC") and all states having jurisdiction over the business of Sellers relating to the DSO Business. Exhibit 3.10(b) is a true and complete list of all tariffs (and similar filings) filed with the FCC or such states by the

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



Company or ENS, as applicable. All such tariffs (and similar filings) are in full force and effect and are being complied with in all respects.

         3.11 Real Property. Except as set forth on Exhibit 3.11, the Real Property and the Leased Premises constitute all real property owned or leased by Sellers and used in the DSO Business. Exhibit 3.11(a) includes a list of all leases pertaining to the Leased Premises. With respect to each such parcel of Real Property or Leased Premises, except as set forth on Exhibit 3.11(b) and except for Permitted Liens:

                  (a) neither of Sellers has received any notice of any, and to the Knowledge of Sellers there are no, threatened, condemnation proceedings, lawsuits or administrative actions relating to the parcel or other matters affecting adversely the current use, occupancy or value thereof;

                   (b) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any Person the right of use or occupancy of any portion of the parcel;

                   (c) there are no outstanding options or rights of first refusal to purchase the parcel, or any portion thereof or interest therein;

                  (d) all facilities on such parcel have received all approvals of governmental authorities (including Permits) required in connection with the ownership or operation thereof and have been operated and maintained in material accordance with applicable Laws;

                   (e) there are no Persons (other than Sellers) in possession of such parcel;

                   (f) any Leases in connection therewith are legal, valid, binding and enforceable against each party thereto and in full force and effect and, subject to obtaining

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



Required Consents, will continue to be legal, valid, binding and enforceable against all parties thereto, and in full force and effect on identical terms following the consummation of the transaction contemplated hereby;

                  (g) Sellers are not in breach or default of any Leases of such parcel and, to the Knowledge of Sellers, no party to such Leases is in breach or default and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

                   (h) there are no disputes or oral agreements in effect as to the Leases or subleases or Real Property.

         3.12 Fees and Expenses of Brokers and Others. Neither of the Sellers is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, including the conveyance of the Assets to Buyer, and neither has retained any broker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement. All other fees and expenses (including attorneys' and accountants' fees) of Sellers in connection with the transactions contemplated herein shall be paid in full by Sellers.

         3.13 Inventory. The Inventory consists of supplies, purchased parts, finished goods, and repaired and returned goods. All Inventory is merchantable and fit or suitable and usable for sale or use in the Ordinary Course of Business, and none of the Inventory is slow-moving, obsolete, below standard quality, damaged, or defective, subject only to the reserve for Inventory set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with GAAP applied in

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



accordance with the practices and methodologies set forth on Exhibit 1.7. Inventory of returned goods that is subject to repair is reflected in such reserve for Inventory. Inventory reflected in the Balance Sheet and in the Books and Records is valued at the lower of cost (on a first-in, first-out basis) or market in accordance with GAAP applied in accordance with the practices and methodologies set forth on Exhibit 1.7, consistently applied. Since the date of the Balance Sheet, no Inventory has been sold or disposed of except through sales or use in the Ordinary Course of Business.

         3.14 Books and Records. The Books and Records are complete and correct.

         3.15 Tax Matters. (i) Each of the Sellers has filed all Tax Returns relating to the DSO Business that it was required to file, (ii) no claim has ever been made by an authority in a jurisdiction where either of the Sellers does not file Tax Returns that it is subject to taxation by that jurisdiction with respect to the DSO Business, (iii) neither of the Sellers has in effect any waiver of any statute of limitations in respect of Taxes relating to the DSO Business or agreed to any extension of time with respect to any outstanding Tax assessment or deficiency relating to the DSO Business, (iv) none of the Assumed Liabilities is an excise Tax under Code Section 4999 or an obligation to make any payments that will not be deductible under Code Section 280G or will be subject to the excise Tax of Code Section 4999, (v) other than inchoate liens for Taxes not yet due and payable and sales and use Taxes collected but not yet due and payable, there are no unpaid Taxes payable by Sellers that are or could become a lien on any Asset or a liability of Buyer as a result of its purchase of the Assets, and (vi) the value of the Assets (excluding money) of the Company to be sold hereunder is less than two-thirds in

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



fair market value of all of the Company's assets (excluding money) used in trades or businesses carried on by the Company within the meaning of Code
Section 279(b)(1)(B).

         3.16 Compliance with Law. Except as set forth in Exhibit 3.18 attached hereto, the DSO Business, as conducted by Sellers, and Sellers' use of the Assets and performance under the Contracts does not violate or conflict with, and has not violated or conflicted with, any Law. Except as set forth on Exhibits 3.6 and 3.18, Sellers are not aware of any proposed laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the Assets or the DSO Business and which might adversely affect the Assets or the DSO Business.

         3.17 Employment Agreements and Benefits. Exhibit 3.17 attached hereto is a true and complete list of all agreements relating to the compensation and other benefits of present and former employees, salesmen, consultants and other agents of the DSO Business, including, without limitation, collective bargaining agreements and pension, retirement, bonus, stock option, profit sharing, health, disability, life insurance, hospitalization, education or other similar plans or arrangements (whether or not subject to ERISA), true and complete copies of which have been delivered by Sellers to Buyer. Except as set forth in Exhibit 3.17, Sellers do not and have not contributed to or maintained a "multiemployer plan" (as defined in ERISA Section 3(37)). The provisions of each Employee Benefit Plan and the administration of each such plan are in all material respects in compliance with its terms and applicable Law, and Sellers have not received any notice alleging to the contrary with respect to any such plan. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought (or, to the Knowledge of Sellers, is proposed or threatened) against any plan

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



described in Exhibit 3.17 or the assets thereof, or against the fiduciary of any such plan. No circumstance exists and no event (including any action or failure to do any act) has occurred with respect to any employee benefit plan (as defined in Section 3(3) of ERISA) maintained or formerly maintained by Sellers or to which Sellers are or have been required to contribute, that could subject Buyer to liability, or the assets of the DSO Business to any lien, under ERISA or the Code, nor will the transactions contemplated by this Agreement give rise to any such liability or lien. Except as described in Exhibit 3.17 attached hereto and other than as required under Section 601 et seq. of ERISA, no such plan that is an employee welfare benefit plan (as defined in Section 3(1) of ERISA) provides benefits or coverage following retirement or other termination of employment. No provision of any such plan would result in any limitation on the ability of Sellers to terminate the plan with respect to employees of the DSO Business.

         3.18 Labor Matters. Except as set forth in Exhibit 3.18, with respect to all employees of the DSO Business, there is no grievance or litigation, arbitration proceeding, governmental investigation, citation or action of any kind pending (or, to the Knowledge of Sellers, proposed or threatened) against Sellers relating to employment, employment practices, terms and conditions of employment or wages and hours. Except as set forth in Exhibit 3.18, Sellers have no information that any executive, key employee, or group of employees of the DSO Business has any plans to terminate employment with Sellers. The DSO Business has not experienced any labor disputes or work stoppage due to labor disagreements. Except as set forth in Exhibit 3.18, with respect to the DSO Business, Sellers are in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of

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



employment and wages and hours and have not been and are not engaged in any unfair labor practice as defined in the National Labor Relations Act, as amended. There is no unfair labor practice charge or complaint against any of Sellers relating to the DSO Business pending or threatened before the National Labor Relations Board. Except as disclosed in Exhibit 3.18, no collective bargaining agreement of any of the Company and its subsidiaries restricts the DSO Business from relocating or closing any of its operations. The only employees of the Sellers subject to the collective bargaining agreements listed on Exhibit 1.24 are employees engaged in the DSO Business.

         3.19 Insurance. Exhibit 3.19 attached hereto sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability and workers' compensation coverage and bond and surety arrangements) to which Sellers have been a party, a named insured or otherwise the beneficiary of coverage at any time within the past two years in connection with the conduct of the DSO Business:

                   (a) the name, address and telephone number of the agent;

                   (b) the name of the insurer, the name of the policyholder and the name of each covered insured; and

                   (c) the policy number and the period of coverage.

Exhibit 3.19 attached hereto accurately and completely describes any self-insurance arrangements affecting the DSO Business.

         With respect to each such insurance policy: (a) the policy is legal, valid, binding, enforceable, and in full force and effect; (b) Sellers are not in breach or default and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default

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



by Sellers, or permit termination, modification, or acceleration, under the policy; and (c) complete copies of all policies and related indemnity or premium payment agreements have been delivered to Buyer. All such policies provide adequate coverage for all normal risks incident to the Company's assets, properties and business operations and are in character and amount at least equivalent to that carried by Persons engaged in a business subject to the same or similar risks, perils or hazards.

         3.20 No Adverse Change. Except as set forth in Exhibit 3.20 attached hereto, since December 31, 1995, the DSO Business has been operated in the Ordinary Course of Business and substantially in the same manner as previously conducted, and there has been no change in, and, to the Knowledge of Sellers, no fact or condition exists or is contemplated or threatened (other than general economic or industry conditions) which might cause such a change in, the condition or prospects of the DSO Business, financial or otherwise, which could be adverse to the DSO Business. Without limiting the foregoing, since December 31, 1995, except as set forth in Exhibit 3.20 there has not been: (a) any loss, damage, condemnation or destruction to any of the Assets (whether covered by insurance or not); (b) any borrowings by Sellers related to the DSO Business other than Bank Borrowings and trade payables arising in the Ordinary Course of Business; (c) any mortgage, pledge, lien or encumbrance made on any of the Assets, except for (i) Permitted Liens and (ii) liens securing Bank Borrowings which liens will be released at or prior to Closing; (d) any sale, transfer or other disposition of the Assets, other than sales of inventory in the Ordinary Course of the Business or as contemplated by this Agreement; (e) any distribution agreement entered into in the Territory with a third party; (f) any contract, agreement, lease or license involving payments or

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



commitments to pay in excess of $75,000 entered into in connection with the DSO Business other than Sales Contracts and Service Contracts entered into in the Ordinary Course of Business; (g) any acceleration, termination, modification or cancellation (other than a non-renewal) of any agreement, contract, lease or license in connection with the DSO Business involving payment or a commitment to pay in excess of $50,000 in the aggregate; (h) any capital expenditures in excess of $1,000,000 in the aggregate made or committed nor any single capital expenditure in excess of $50,000 made or committed nor any capitalized lease obligation entered into in connection with the DSO Business; (i) any note, bond or other debt security issued or any indebtedness for borrowed money created, assumed or guaranteed other than Bank Borrowings in the Ordinary Course of Business; (j) any delay or postponement of payments of accounts payable or other liabilities outside the Ordinary Course of Business; (k) any acceleration of the payment of any accounts receivable or notes receivable, or any provision of discounts or other incentive for early payment, or any special cash collection programs established with respect to the DSO Business; (l) any termination or threatened termination by one or more customers material to the DSO Business of their respective business relationships with the DSO Business or any agreement by any such customers not to do business with the DSO Business on terms and conditions at least as favorable as provided to Sellers on the date of the Balance Sheet, and to the Knowledge of Sellers, there are no facts which would form the basis therefor; (m) any modification, change or increase in the compensation or employment terms of any of the officers or employees of the DSO Business other than in the Ordinary Course of Business; (n) any payment pursuant to any employee benefit plan, incentive, severance, bonus or other plan, contract or commitment for the benefit

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



of any employee of the DSO Business other than in the Ordinary Course of Business; (o) any termination of any number of employees of DSO Business which in the aggregate could be adverse to the DSO Business, except as set forth in
Exhibit 8.2; or (p) any commitment made to do any of the foregoing.

         3.21 Absence of Questionable Payments. To the Knowledge of Sellers, neither of Sellers, nor any director, officer, agent, employee or other Person acting on Sellers' behalf has, in connection with the DSO Business, (a) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds in violation of Section 30A of the Securities Exchange Act of 1934, as amended, or any other applicable foreign, federal or state Law; or (b) accepted or received any unlawful contributions, payments, expenditures or gifts.

         3.22 Absence of Undisclosed Liabilities. Neither of Sellers has, with respect to the DSO Business, any liabilities or obligations of any kind, whether absolute, accrued, asserted or unasserted, contingent or otherwise, that would have been required to be disclosed on a balance sheet of the DSO Business or included in the notes thereto prepared as of the date hereof, in accordance with GAAP, except liabilities, obligations or contingencies that are accrued or reserved against in the Balance Sheet or reflected in the notes thereto, or that were incurred after the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practices.

         3.23 Certain Transactions. None of the directors or officers of Sellers or any affiliate of such directors or officers and no affiliate of Sellers is currently a party to any

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



transaction related to the DSO Business (other than for services as employees, officers and directors), including, without limitation, any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such Person, or to or from any corporation, partnership, trust or other entity in which any such Person owns in excess of five percent of the outstanding equity interest. The pricing for services and transactions between the Company and the DSO Business (i) is based upon application of the discounts set forth in the Company's 1996 Distribution Price Book to OEM list prices and (ii) is reflected in the Financial Statements, the Unaudited Interim Financial Statements and the Books and Records of the DSO Business at the discounts reflected in Exhibit 1.7(B) and (A) in respect of the Unaudited Interim Financial Statements and the 1996 Books and Records upon prices which are set forth in the 1996 Distribution Price Book or (B) in the case of the Financial Statements on prices which are not materially different from those on the 1996 Distribution Price Book. Sellers have delivered to Buyer a true and correct copy of the 1996 Distribution Price Book.

         3.24 Subsidiaries and Affiliates. Exhibit 3.24 attached hereto sets forth a list of all corporations, partnerships, joint ventures or other business organizations or entities in which the Company holds an ownership interest. No subsidiary of the Company, other than ENS, conducts any business similar to, has any agreement or arrangement with or is involved in any way with, the DSO Business or any of its assets. Other than ENS, no subsidiary of the Company has any direct or indirect ownership interest in any of the Assets.

         3.25 Product Liability. To the Knowledge of the Sellers, except as set forth in Exhibit 3.6, neither of the Sellers has any liability relating to the DSO Business (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product sold, leased, or delivered by the DSO Business.

         3.26 Product Warranty. Substantially all of the products and services sold, leased and delivered by Sellers in connection with the DSO Business have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and neither of the Sellers, with respect to the DSO Business, has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty and service claims set forth on the face of the Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions in accordance with GAAP through the Closing Date. Substantially all of the products and services manufactured, sold, leased and delivered by the DSO Business are subject to standard terms and conditions of sale, service or lease. Exhibit 3.26 includes copies of the standard terms and conditions of sale or leases for the DSO Business (containing applicable guaranty, warranty and indemnity provisions).

         3.27 Investment Representations.

                  (a) The Company acknowledges that the Junior Subordinated Note has not been and will not be registered under any state or federal securities laws and that the Junior Subordinated Note is not and will not be transferable in the absence of registration under such laws or the availability of an exemption from the registration requirements thereof. The Company is acquiring the Junior Subordinated Note solely for its own account for the purpose of investment and not with a view to the distribution thereof. The Company is a sophisticated investor with knowledge and experience in business and financial matters, has received all information concerning the Buyer which it deems appropriate with respect to its acquisition of the Junior Subordinated Note and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Junior Subordinated Note. The Company is able to bear the economic risk and lack of liquidity inherent in holding the Junior Subordinated Note, and is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

                  (b) ENS acknowledges that the Warrants have not been and the shares of capital stock issuable pursuant to the Warrants or the Stock Put Agreement (the "Shares") will not be registered under any state or federal securities laws and that the Shares will not be transferable in the absence of registration under such laws or the availability of an exemption from the registration requirements thereof. ENS is acquiring the Warrants and will acquire the Shares solely for its own account for the purpose of investment and not with a view to the distribution thereof. ENS is a sophisticated investor with knowledge and experience in business and financial matters, has received all information concerning the Buyer which it deems appropriate with respect to its acquisition of the Warrants and the Shares and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Warrants and the Shares. ENS is able to bear the economic risk and lack of liquidity inherent in holding the Warrants and Shares, and is an accredited investor as defined in Regulation D promulgated under the Securities Act of 1933, as amended. 3.28 Consents. Exhibit

         3.28 sets forth a true, correct and complete list of any Required Consent and the Person and subject matter or contract to which such consent relates.

         3.29 Distributor Agreement. The form, terms and provisions of the Distributor Agreement attached hereto as Exhibit 1.27 are at least as favorable to the Buyer as to price, payment, discount, support, warranty and delivery terms as any other distribution agreements between the Company and any third party distributor.

         3.30 Territory. Except as set forth in Exhibit 3.30, the Territory represents the entire geographic area of the United States in which the Sellers currently conduct or at any time since January 1, 1996 have conducted the DSO Business, other than the Network Resale Business, which is conducted throughout the United States.

         3.31 International Call Back. Exhibit 3.31 sets forth a true, correct and complete list of all international call back customers included within the definition of Excluded Customers.

         3.32 Accounts; Funds, etc. Exhibit 1.12 identifies all bank accounts or similar accounts for the deposit of cash or securities maintained by or on behalf of the DSO Business.

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



At and after the Closing, all monies and accounts arising out of, relating to or established for the DSO Business shall be held by, and accessible only to, Buyer.

         3.33 ENS Assets. Exhibit 3.33 sets forth a full and accurate description of the assets of ENS to be transferred hereunder, together with Sellers' best estimate of the value of such assets.

         3.34 Disclosure. No representation or warranty of Sellers contained herein, and no statement contained in the Exhibits hereto or any certificate furnished by Sellers pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading in any material respect.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Each of Holdings and Tone hereby represents and warrants to Sellers that:

         4.1 Organization of Buyer. Each of Holdings and Tone is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authorization; Enforceability. The execution, delivery and performance by Buyer of this Agreement, the Escrow Agreement, the Distributor Agreement, the Stock Put Agreement, the Warrants, the Junior Subordinated Note, the Stockholders Agreement and all of the other documents and instruments contemplated hereby to which such Buyer is a party are within the corporate power of Buyer and have been duly authorized by all necessary corporate action of Buyer. This Agreement is, and the other documents and instruments

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



required hereby to which such Buyer is a party including, without limitation, the Escrow Agreement, the Distributor Agreement, the Stock Put Agreement, the Warrants, the Junior Subordinated Note, the Stockholders' Agreement will be, when executed and delivered by such Buyer, the valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms.

         4.3 No Violation or Conflict. The execution, delivery and performance by Buyer of this Agreement, the Escrow Agreement, the Distributor Agreement, the Stock Put Agreement, the Warrants, the Junior Subordinated Note, the Stockholders Agreement and all of the other documents and instruments contemplated hereby to which Buyer is a party do not and will not conflict with or violate any Law, judgment, order or decree binding on Buyer or the Certificate of Incorporation or Bylaws of Buyer or any contract or agreement to which Buyer is a party or by which it is bound. No consent of any other person, and no notice to, filing or registration with, or authorization, consent or approval of, any governmental, regulatory or self-regulatory agency is necessary or is required to be made or obtained by Buyer in connection with the transactions contemplated in this Agreement.

         4.4 No Broker. Buyer has not had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, except as set forth on Exhibit 4.4.

         4.5 No Litigation. There is no litigation, arbitration, proceeding, governmental investigation, citation or action of any kind pending (or, to the Knowledge of Buyer, proposed or threatened) against Buyer relating to this Agreement or the transactions contemplated hereby.

         4.6 Financing Commitments. Attached hereto as Exhibit 4.6 are true, complete and correct copies of each Financing Commitment.

         4.7 Capitalization. The authorized capital stock of Holdings consists of 9,915,000 shares of Class A Common Stock, $.001 par value per share and 85,000 shares of Class L Common Stock, $.001 par value per share. As of the Closing, there will be issued and outstanding: (a) shares of Class A Common Stock in an amount equal to 333,333 plus the amount of shares of Class A Common Stock issued to lenders as contemplated by the Financing Commitments, and (b) 66,667 shares of Class L Common Stock; and upon the Closing all such shares will be validly issued, fully paid and nonassessable. As of the Closing, Holdings will have reserved, for issuance in accordance with the Warrants and the Stock Put Agreement, the shares issuable thereunder. As of the Closing, the shares of Class A Common Stock and Class L Common Stock issuable pursuant to the Warrants or the Stock Put Agreement shall represent 8% of the number of outstanding shares of the Class A Common Stock and the Class L Common Stock (other than shares, if any, issued to lenders as contemplated by the Financing Commitments, respectively, and Holdings shall have reserved such Shares for issuance pursuant to the Warrants or the Stock Put Agreement. As of the Closing, except for warrants to purchase shares of Class L Common Stock and Class A Common Stock issuable to lenders who are providing financing for the transactions contemplated by this Agreement and for options issued to management of Buyer and options, if any, issued to the Person listed on Exhibit 4.4, and except as provided in the Certificate of Incorporation of Holdings or in the Stockholders Agreement, there will be no outstanding options, warrants or other rights to purchase or acquire shares of Class A Common Stock or

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



Class L Common Stock of Holdings. Except as set forth in the Warrants, the Stock Put Agreement, the Stockholders Agreement or as imposed by applicable securities laws, there are no restrictions on the transfer or voting of the Shares.

                                    ARTICLE V
                       CERTAIN MATTERS PENDING THE CLOSING

         The parties agree as follows:

         5.1 Carry on in Regular Course. Sellers shall cause the DSO Business to be conducted in the Ordinary Course of Business and in accordance with past practice and to use its reasonable best efforts to preserve its properties, business and relationships with its suppliers and customers. Sellers will advise Buyer promptly in writing of any event that would constitute a breach of any representation or warranty contained in Article III or that could have a Material Adverse Effect on the DSO Business.

         5.2 Indebtedness. Neither of Sellers shall, with respect to the DSO Business, (a) create, incur or assume any indebtedness for borrowed money, except for Bank Borrowings consistent with past practice, (b) mortgage, pledge or otherwise encumber any of its properties or assets, except for Permitted Liens and except for liens securing Bank Borrowings, which liens will be released at or prior to Closing or (c) create or assume any other indebtedness except accounts payable and other liabilities incurred in the Ordinary Course of Business.

         5.3 Compensation. Neither of Sellers shall, with respect to the DSO Business or the employees of the DSO Business, grant any increases, except for increases in the Ordinary Course of Business, in the rate of pay of any of such employees. Without the prior written consent of Buyer, neither of Sellers shall institute any new Employee Benefit Plan, amend, alter or terminate, in whole or in part, any Employee Benefit Plan of Sellers or assume, enter into, amend, alter or terminate any labor or collective bargaining agreement which affects any employees of the DSO Business, except in any such case as required by Law (in respect of which Sellers shall provide Buyer with prior notice), the terms of any existing Employee Benefit Plan or as otherwise expressly contemplated by this Agreement.

         5.4 Compliance with Law. Sellers shall cause the DSO Business to be conducted in compliance in all material respects with all applicable Laws, and with all orders of any court or of any federal, state, municipal or other governmental department binding upon Sellers (except for any such orders which are being contested by Sellers in good faith by appropriate proceedings which Sellers have disclosed to Buyer).

         5.5 Access. At Buyer's expense, Buyer and its authorized agents, officers and representatives shall have, and from the date hereof through the Closing Date Sellers shall provide, reasonable access to the employees of the DSO Business, customers in the Customer Base (as provided in Section 6.10 hereof), Books and Records, Contracts and the Real Property and Leased Premises to conduct such examinations and investigations of the Assets as Buyer deems necessary; provided, however, that such examinations and investigations: (a) shall be conducted during Sellers' normal business hours; and (b) shall not unreasonably interfere with Sellers' operations and activities. Sellers shall cooperate, and shall cause their employees, counsel, independent auditors and financial advisors to cooperate, in all reasonable respects with Buyer's examinations and investigations and shall afford Buyer, upon Buyer's request, joint access to the suppliers of the DSO Business and customers included in the Customer Base.

         5.6 Cooperation. Buyer and Sellers will cooperate in all respects in connection with the giving of any notices to any governmental authority, and will cooperate and use their best efforts to secure the permission, approval, determination, consent or waiver of any governmental authority required by Law and any third party, including the Required Consents in connection with the transfer of the Assets from Sellers to Buyer.

         5.7 Publicity. All general notices, releases, statements and communications to the employees of the DSO Business, suppliers and customers included in the Customer Base and to the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and Sellers; provided, however, that either Sellers or Buyer shall be entitled to make a public announcement of the proposed transaction if, in the opinion of its legal counsel, such announcement is required to comply with Law provided that such party required to make such disclosure shall provide prior notice to the other party. Sellers agree that, without the prior consent of Buyer, Sellers shall not publicly disclose or refer to any Person who has committed to provide financing to Buyer or any affiliate thereof without the prior written consent of Buyer.

         5.8 Confidentiality. Notwithstanding any other provision of this Agreement to the contrary, Buyer agrees that, unless and until the transactions contemplated herein are consummated, Buyer shall remain subject to all of the terms and conditions of the Confidentiality Agreement, dated January 21, 1996, between Sellers and Canton Communications Capital, Inc. ("CCCI"), for itself and on behalf of its Affiliates and partners (the "Confidentiality Agreement"), the terms of which Confidentiality Agreement are incorporated herein by reference, except that such Confidentiality Agreement is hereby modified to include all of Buyer's potential financing sources in the group of persons to whom Buyer may furnish the "Confidential Information" (as defined in the Confidentiality Agreement) pursuant to the terms of such Confidentiality Agreement.

         5.9 Exclusivity. Sellers will not, and will not permit any officer, director, investment banker or other representative of any Sellers to, directly or indirectly (i) solicit, initiate or encourage the submission of any proposal or offer from any Person, firm or corporation, relating to, or participate in the negotiation of, agree to, recommend or consummate any (a) merger or consolidation involving the DSO Business, (b) acquisition or purchase of the Assets or the DSO Business, or (c) similar transaction or business combination involving the DSO Business or (ii) solicit, initiate or encourage the submission of any proposal or offer from any Person, firm or corporation or engage in any discussions relating to (a) merger or consolidation, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or (b) agree to, recommend or approve any such transaction; provided, however, that nothing contained in this Subsection (ii) shall prevent the Board of Directors of the Company from considering, negotiating, approving and recommending to the stockholders of the Company a bona fide transaction of a type described in Subsection (ii) not solicited in violation of this Agreement provided that the Board of Directors of the Company determines in good faith (upon advice of independent counsel) that it is required to do so in order to discharge properly its fiduciary duties. Sellers will promptly notify Buyer if any Person makes any proposal, offer, inquiry or contract with respect to any of the foregoing.

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         5.10 Updated Financial Information. Sellers will promptly provide Buyer with the Audited Financial Statements and the Unaudited Interim Financial Statements on or prior to May 15, 1996 and April 30, 1996, respectively.

         5.11 Title Insurance and Surveys. Buyer will obtain title insurance commitments, policies and riders and a current survey with respect to Real Property in form and substance, and from an insurance company, satisfactory to Buyer. Sellers will reimburse Buyer for one-half of the reasonable expenses incurred in connection with obtaining such commitments and binders (including but not limited to costs of conducting surveys). It is understood that from and after Closing Buyer shall be responsible for paying premiums with respect to such title insurance.

         5.12 [Reserved]

         5.13 Additional Territories. Sellers agree that if, from the date hereof through the Closing Date, an authorized distributor ceases to have exclusive rights to sell and license the Company's telephony products in any area of the United States not included in the Territory or is otherwise terminated or ceases to act as an independent distributor in such area, then the Company shall offer to Buyer the right to negotiate with the Company to include such area within the Territory, including the right to include such area within the Distributor's Area as defined in the Distributor Agreement. The Company agrees that it shall not require distribution terms and conditions for such area less favorable to Buyer than that offered to third party distributors in similar areas for similar products.

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



                                   ARTICLE VI
                CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

         Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         6.1 Accuracy of Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall have been true and correct and shall be true and correct in all material respects as of the Closing Date as if made as of such time.

        6.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Sellers in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be substantially in the form shown on any Exhibit hereto, or, if a form of any such document is not so shown, then it shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Sellers shall have made available to Buyer for examination the originals or true and correct copies of all available documents that Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

         6.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with the Agreement or the consummation of the transactions contemplated hereby or causes any of the transactions contemplated by this Agreement to be rescinded following consummation and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

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



         6.4 Consents. All Required Consents shall have been obtained (other than governmental regulatory consents, approvals and waivers related to the transfer of the Sprint Contract and the approvals relating thereto of regulatory agencies in respect of the resale of long-distance and local exchange services) and such Required Consents shall be in full force and effect.

         6.5 Lien Waivers and Estoppel Certificates. Each of Sellers shall have used its reasonable good faith efforts to deliver to Buyer: (a) waivers of any statutory landlord or lessor liens with respect to the Leased Premises and (b) estoppel certificates, reasonably satisfactory in form and substance to Buyer, from each landlord of the Leased Premises.

         6.6 Due Diligence. Prior to the Closing Date, Sellers shall have granted Buyer and its representatives adequate access to the Books and Records, the Contracts and the employees of the DSO Business, any other documents, resources and personnel relating to the DSO Business and Buyer shall have completed and be reasonably satisfied with the results of its due diligence investigation; (it being understood that Buyer has been granted access to the materials listed in Exhibit 6.6 attached hereto).

         6.7 Environmental Due Diligence. Buyer shall have completed its due diligence review of environmental matters related to the DSO Business, including, without limitation, an environmental audit of the Real Property and Leased Premises and the results of such review shall be reasonably satisfactory to Buyer.

         6.8 Financing. Buyer shall have obtained the Bank Financing, substantially in accordance with the terms set forth in the applicable Financing Commitment.

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



         6.9 Financial Statements. Sellers shall have delivered to Buyer the Audited Financial Statements and the Unaudited Interim Financial Statements and the Audited Financial Statements shall not be materially different from the Financial Statements.

         6.10 Customer Review. Using customer information supplied by Sellers, Buyer shall have conducted a statistical sampling of the customers included in the Customer Base by means of a customer survey, using procedures and methodology described in Exhibit 6.10, and Buyer shall have determined to its reasonable satisfaction that a reasonable percentage of the customers so surveyed are bona fide ongoing customers of the DSO Business.

         6.11 Sellers' Performance. Each of the obligations of Sellers to be performed or complied with on or before the Closing Date pursuant to the terms of this Agreement, including, without limitation, the Closing deliveries required by Section 2.3(a), shall have been duly performed or complied with, in all material respects, on or before the Closing Date.

         6.12 No Material Adverse Change. Since December 31, 1995, there shall not have occurred any material adverse change in the financial condition, results of operation or business of the DSO Business or of the Company.

         6.13 Title to Real Estate. Seller shall have obtained the title insurance commitment and current survey satisfactory to Buyer as provided in
Section 5.11 hereof and upon Closing the exceptions to title delineated thereon shall be deemed Permitted Liens for purposes hereof.

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



                                   ARTICLE VII
               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLERS

         Each and every obligation of Sellers to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following express conditions precedent:

         7.1 Accuracy of Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall have been true and correct and shall be true and correct in all material respects as of the Closing Date as if made as of such time.

         7.2 Proceedings and Instruments Satisfactory. All proceedings, corporate or other, to be taken by Buyer in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be substantially in the form shown on any Exhibit hereto, or, if a form of any such documents is not so shown, then it shall be reasonably satisfactory in form and substance to Sellers and its counsel, and Buyer shall have made available to Sellers for examination the originals or true and correct copies of all available documents that Sellers may reasonably request in connection with the transactions contemplated by this Agreement.

         7.3 No Litigation. No investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with the Agreement or the consummation of the transactions contemplated hereby or cause any of the transactions contemplated by this Agreement to be rescinded following consummation and no such injunction, judgment, order, decree, ruling or charge shall be in effect.

         7.4 Buyer's Performance. Each of the obligations of Buyer to be performed or complied with on or before the Closing Date pursuant to the terms of this Agreement,

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



including, without limitation, the Closing deliveries required by Section 2.3(b), shall have been duly performed or complied with, in all material respects, on or before the Closing Date.

                                  ARTICLE VIII
                      INDEMNITIES AND ADDITIONAL COVENANTS

         8.1 Indemnification.

         (a) Survival of Representations and Warranties. The representations and warranties of Sellers and Buyer shall survive the execution of and delivery of this Agreement and the consummation of the transactions contemplated hereby and shall be effective until the relevant time limitation for making any indemnity claim in respect of such representations and warranties under Section 8.1 shall have been reached and no longer, regardless of any investigation that may have been made at any time by or on behalf of the party to which such representations and warranties are made.

         (b) Indemnity by Sellers. Sellers hereby agree to indemnify, defend and hold harmless Buyer and its directors, officers and Affiliates against and in respect of any and all damages, liabilities, obligations, claims, demands, judgments, liens, injunctions, charges, orders, decrees, rulings, dues, assessments, Taxes, losses, fines, penalties, fees, amounts paid in settlement, costs and expenses, including, without limitation, reasonable attorneys' fees and expert witness fees and disbursements in connection with investigating, defending or settling any action or threatened action, arising out of any claim, damages, complaint, demand, cause of action, audit, investigation, hearing, action, suit or other proceeding asserted or initiated or otherwise existing in respect of any matter (hereinafter referred to collectively as the

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



"Losses"), which any such party may at any time suffer, sustain or become subject to, in connection with, incident to, resulting from or arising out of or in any way relating to or by or incur, or become subject to, as a result of or in connection with: (i) the inaccuracy of any representation or warranty made by Sellers herein (other than in Sections 3.1, 3.2 and 3.4), or any misrepresentation or breach of any such representation or warranty or breach of the covenants contained in Section 5.1, 5.3, 5.4, 5.5, 5.6 and 5.10; (ii) the inaccuracy of any representation or warranty made by Sellers in Sections 3.1, 3.2, and 3.4 or any misrepresentation or breach of the representations and warranties made by Sellers in Sections 3.1, 3.2 and 3.4 or any nonfulfillment or breach of any covenant or agreement on the part of Sellers under this Agreement (other than the covenant contained in Section 5.1, 5.3, 5.4, 5.5, 5.6 and 5.10) or under any of the documents and instruments delivered by Sellers pursuant to this Agreement including, without limitation, the failure by Sellers to satisfy, perform and discharge all Retained Liabilities; and (iii) claims by third parties against Buyer relating to any liability of Sellers that is not an Assumed Liability (including any liability of Sellers that becomes a liability of Buyer under any bulk transfer law of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law); provided, however, that the right to such indemnification, defense and reimbursement shall only be available with respect to any claim enumerated in the following chart if such

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



right is asserted (whether or not such Losses have actually been incurred) on or before the respective dates set forth below:



   For Representations and
   Warranties Set Forth                   All Claims Must be
   in the Following Sections                 Asserted by:
   -------------------------                 ------------
   Section 3.15...................  20 days after expiration date of applicable statute of limitations or any extensions
                                    thereof required by any applicable taxing
                                    authority relating to the Tax giving rise to
                                    the Loss

   Sections 3.1, 3.2 and 3.4 .....  No time limitation

   Sections 3.8 and 3.13 .........  Expiration of the period provided under
                                    Section 2.4 for determination of the Final
                                    Net Asset Statement

   Other representations and
   warranties ...................   April 10, 1998

Claims based on fraud or the breach of any covenant may be asserted at any time. For purposes of determining the amount of Losses of the types referred to in subsections 8.1(b)(i) and (ii), representations and warranties shall be read as if all references to materiality were deleted therefrom.


         The foregoing limitations regarding time periods and the provisions of
Section 8.1(c) shall not affect the rights and obligations of the parties hereto in respect of the other provisions of this Agreement, including without limitation, Sellers' obligations to indemnify Buyer with respect to Losses of the types described in Sections 8.1(b)(ii) and 8.1(b)(iii). Buyer shall provide Sellers written notice for any claim made in respect of the indemnification provided in this Section 8.1(b), whether or not arising out of a claim by a third party.

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



                  (c) Basket; Indemnity Cap. Sellers shall not be required to indemnify Buyer pursuant to Section 8.1(b)(i) unless and to the extent that the amount of Losses for which indemnification is sought exceeds $400,000; provided, that the aggregate maximum liability of Sellers to Buyer pursuant to Section 8.1(b)(i) shall not exceed $15,000,000; and provided further, that with respect to any breach or inaccuracy of the representation set forth in Section 3.15(vi), the liability of Sellers shall be limited to Losses resulting from the non-deductibility to Buyer of interest payable on the Junior Subordinated Note by reason of the application of Code Section 279.

                  (d) Indemnity by Buyer. Buyer hereby agrees to indemnify, defend and hold harmless Sellers and their respective directors, officers and Affiliates against and in respect of all Losses which any such party may at any time suffer, sustain or become subject to, in connection with, incident to, resulting from or arising out of or in any way relating to or by or incur, or become subject to, as a result of or in connection with: (i) the inaccuracy of any representation or warranty made by Buyer herein (other than in Section 4.1 and 4.2), or any misrepresentation or breach of any such representation or warranty; (ii) the inaccuracy of any representation or warranty made by Buyer in
Section 4.1 and 4.2 or any misrepresentation or breach of the representations and warranties made by Buyer in Section 4.1 and 4.2 or any nonfulfillment or breach of any covenant or agreement on the part of Buyers under this Agreement or under any of the documents and instruments delivered by Buyer pursuant to this Agreement including, without limitation, the failure by Buyer to satisfy, perform and discharge all Assumed Liabilities; and (iii) claims by third parties against Sellers relating to any Assumed Liability; provided, however, that the right to such indemnification, defense and reimbursement shall only be available with respect to any claim enumerated in the following chart if such right is asserted (whether or not such Losses have actually been incurred) on or before the respective dates set forth below:

         For Representations and
           Warranties Set Forth                All Claims Must be
         in the Following Sections               Asserted by:
         -------------------------               ------------

         Sections 4.1 and 4.2 ..........        No time limitation

         Other representations and
         warranties ....................        April 1, 1998

Claims based on fraud or the breach of any covenant may be asserted at any time.

                  (e) Matters Involving Third Parties. (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 8.1, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                                  (ii) Any Indemnifying Party will have the
right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing that the Indemnifying Party will Indemnify the Indemnified Party from and against the entirety of any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the

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



Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                                  (iii) So long as the Indemnifying Party is
conducting the defense of the Third Party Claim in accordance with this Section 8.1(e), (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that to the extent the notification given by the Indemnifying Party pursuant to Section 8.1(e)(ii)(A) (the "Indemnifying Notice") is given more than 15 days after the Indemnified Party provided the required notice of the Third Party Claim (the "15-day Period"), costs and expenses of counsel to be borne by the Indemnified Party pursuant to this clause (A) shall exclude such costs and expenses incurred after the 15-day Period and prior to the Indemnifying Notice, in which event such costs and expenses shall be borne by the Indemnifying Party, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any

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



settlement with respect to the Third Party Claim unless written agreement is obtained releasing the Indemnified party from all liability thereunder.

                                  (iv) In the event any of the conditions in
this Section 8.1(e) is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it may deem appropriate after consultation with the Indemnifying Party, (B) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending the Third Party Claim (including attorneys' fees and expenses), and (C) the Indemnifying Party will remain responsible for any Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.1.

                  (f) Sole Remedy. This Section 8.1 shall be each party's sole remedy (except for termination pursuant to Article IX), at law or in equity, against the other party with respect to losses incurred as a result of the breach of, or any inaccuracy in, any representation or warranty contained in this Agreement.

         8.2 Employment Matters.

                  (a) As of the Closing Date, Sellers shall terminate the employment of the employees of the DSO Business that Buyer shall specify to Sellers (the "Designated Employees") prior to Closing. The parties agree that the individual named on Exhibit 8.13 will not be a Designated Employee, it being the Company's intent to continue employing such individual as the person responsible for the group within the Company supporting the Buyer under the Distributor Agreement. Buyer agrees to offer employment to such Designated

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



Employees at Closing and to grant credit to the Designated Employees for unused vacation to the extent accrued in the Ordinary Course of Business and reflected on the Closing Balance Sheet. [ Confidential Treatment Requested ]

                  (b)      [ Confidential Treatment Requested ]

                  (c) Buyer agrees to establish a 401(k) savings plan for the benefit of Buyer's employees. Under Buyer's 401(k) savings plan, Buyer's employees who are former employees of the Company may, subject to the terms and conditions of the Company's 401(k) plan, roll any assets distributed by the Company pursuant to the Company's 401(k) plan into the Buyer's 401(k) savings plan on a tax-free basis under Section 401(a)(31) of the Code.

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



                  (d) Buyer agrees to provide commercially reasonable health care coverage to certain of Buyer's employees who are former employees of the Company and who have pre-existing medical conditions on the Closing Date or, in the event that commercially reasonable health care coverage is unavailable for such employees, the Company will provide such employees notice of their COBRA continuation coverage and shall provide such COBRA continuation coverage through the expiration thereof. Buyer agrees to promptly reimburse the Company for the amounts actually paid by the Company pursuant to this Section 8.2(d) up to a maximum of $450,000.

         8.3 Bulk Sales Compliance. Buyer hereby waives compliance by Sellers with the provisions of the bulk sales law of any U.S. jurisdiction, and Sellers covenant and agree to pay and discharge when due all claims of any governmental entities and creditors of Sellers and its subsidiaries that could be asserted against Buyer by reason of such non-compliance. Sellers agree to indemnify and hold Buyer harmless from and against and shall on demand reimburse Buyer for any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses, suffered by Buyer by reason of Sellers' failure to pay and discharge any such claims.

         8.4 Post-Closing Agreements. (a) For a period of time equal to the remaining term of the applicable Lease, Buyer shall grant a license to Sellers to use certain space located at each of the Leased Premises for the use of Sellers' employees engaged in sales of products and services to Excluded Customers. Sellers shall have the right to use at each Leased Premises an amount of space equal to 160 square feet for each employee of Sellers working at such Leased

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



Premises. Sellers shall pay a rental rate for such space equal to the rent per square foot paid by Buyer for the Leased Premises in which such space is located, multiplied by the number of Sellers' employees working at such Leased Premises, determined as of the beginning of each month during the term of such license. Such arrangements shall be subject to the additional terms and conditions set forth on the Transition Services Term Sheet and otherwise on mutually acceptable terms.

         (b) Sellers shall grant a sublease to Buyer to use the space located at its Milford, Connecticut, headquarters required for Buyer to conduct the portion of the DSO Business conducted from such facility at a rental rate equal to $20.00 per square foot on the terms and subject to the conditions described in the Transitional Services Term Sheet.

         (c) For the period following the Closing Date, Sellers agree to provide to Buyer certain management information, financial management and human resources services in connection with Buyer's conduct of the DSO Business following the Closing Date in accordance with the terms and conditions specified in the Transitional Services Term Sheet.

         (d) Effective on the Closing, the Company hereby (i) grants Buyer a non-exclusive, perpetual, royalty-free license to (A) use the name "EXECUTONE" to service the Customer Base (other than to use such name as its corporate name or trade name (i.e. "Executone of __________") except as provided in the Distributor Agreement) and (B) use and relicense Authorized Software in connection with servicing the Customer Base, (ii) agrees to provide to Buyer for a period ending seven years after the discontinuance of the manufacture of the applicable product or software, Authorized Products and Authorized Software (including upgrades) for sale to the Customer Base so that Buyer can continue to service the Customer

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



Base, and (iii) agrees to provide Buyer for the same period spare parts, replacement equipment, replacement copies of Authorized Software and related documentation (and upgrades thereto) and all other equipment, software and diagnostics (and upgrades thereto) required to continue to service and maintain the Authorized Products and Authorized Software and related documentation and manuals (and upgrades thereto) so that the Buyer can continue to service and maintain its end-user customers. The foregoing grant and agreements shall be subject to the conditions set forth on Exhibit 8.4(d) and shall continue irrespective of whether the Distributor Agreement continues to be in force and effect.
         8.5 Certain Employee Obligations. The Company agrees that, in respect of the employees covered by the collective bargaining contract covering Philadelphia employees (the "Union Employees") with the Local Union 1448 International Brotherhood of Electrical Workers dated May 2, 1994 (the "Union Contract"), the Company will provide notice to all such Union Employees of their COBRA continuation coverage and shall provide such COBRA continuation coverage through a period ending on the earlier of the expiration of the Union Contract and the expiration of the COBRA continuation coverage. Buyer agrees to promptly reimburse the Company for the amounts actually paid by Sellers pursuant to this
Section 8.5.

         8.6 Additional Instruments; Cooperation. At any time and from time to time after the Closing, at either party's request and without further consideration, Sellers or Buyer, as the case may be, shall execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Sellers or Buyer may reasonably deem necessary or desirable in order to more effectively transfer, convey and assign to Buyer, and to confirm Buyer's title to and interest in, the Assets and the Contracts

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



and the consummation of the transactions contemplated herein. Without limiting the generality of the foregoing, Sellers will, at the time of transfer of the Network Resale Business as contemplated by Section 8.11, assign and transfer to Buyer all right, title and interest in and to the products known as "ULTRASTAR LD" and "ULTRASTAR 800" including all names and marks associated therewith together with all goodwill associated with such marks.

         8.7 Use of Name. (a) Buyer agrees that without Sellers' consent it will not, nor will it permit the DSO Business after the Closing Date to, make any use of any trade name or service mark held by Sellers in any manner other than as specifically provided in this Agreement or in the Distributor Agreement; provided, however, that during any period commencing thirty (30) days after any material disruption (whether by reason of cessation of the telephone and related software business or otherwise) in the Sellers' supply to Buyer of Authorized Products (as defined in the Distributor Agreement) and throughout the period in which such material disruption is continuing, at a time when Buyer is entitled, under the terms of this Agreement or the Distributor Agreement, to purchase and distribute such products and does not have sufficient inventory in stock to satisfy purchase orders and maintenance requirements of its customers, the Buyer shall be permitted to use (subject to the conditions set forth on Exhibit 8.4(d)) the name "EXECUTONE" in combination with one or more distinctive marks to produce telephony and software products to service Buyer's customers. The Seller agrees to execute and deliver such documents and take such actions as may reasonably be requested by Buyer to give effect to the foregoing.

         8.8 Allocation of Purchase Price. The parties agree that the purchase consideration for the Assets shall be allocated among the Assets in accordance with their relative fair market values as set forth on Exhibit 8.8 attached hereto. The parties further agree that the relative fair market values of the Assets (to the extent required to be taken into account for Tax purposes) may be adjusted in accordance with an appraisal to be obtained by Buyer at its expense to establish a final allocation prior to the filing of the applicable Tax Returns of Buyer and Sellers. Sellers and Buyer shall use such final allocation for all book and Tax purposes, including filing IRS Form 8594 and their respective Tax Returns and no party shall take a position inconsistent with said final allocation except to the extent required by law.

         8.9 Access to Books and Records. The Company may retain a single set of copies of any books and records of the DSO Business which the Company reasonably believes will be required by it for the purpose of (i) performing any of the Company's accounting, tax or financing reporting obligations, (ii) complying with any audit conducted by any taxing authority and (iii) complying with discovery requests arising in litigation currently pending against the Sellers or otherwise conducting Sellers' defense in such actions. From and after the Closing, Buyer will authorize and permit the Company and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Buyer's business, to all of the books and records that the Company did not retain a copy of and which are related, directly or indirectly, to the Sellers' business to the extent necessary for the purpose set forth in the preceding sentence. From and after the Closing, Sellers will authorize and permit Buyer and its representatives to have access during normal business hours, upon reasonable notice and for reasonable purposes and in such manner as will not unreasonably interfere with the conduct of Sellers' business, to all books, records, files, documents and correspondence

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



related, directly or indirectly, to the DSO Business which Sellers retain in their possession for the purpose of performing any of the Buyer's accounting, tax or financial reporting obligations or complying with any audit conducted by any taxing authority. Buyer and Sellers agree to maintain after the Closing Date all books and records in accordance with their respective normal document retention practices. The Buyer or the Company, as the case may be, shall reimburse the other party for the reasonable out-of-pocket expenses incurred by it in performing the covenants contained in this Section 8.9. Sellers shall protect and accord confidential treatment to the information disclosed pursuant to this Section 8.9 as provided in Section 8.15. Notwithstanding anything to the contrary contained in this Section 8.9, Sellers will not be permitted to copy or otherwise retain any Books and Records or any portion thereof, including without limitation any customer lists or other proprietary information (except to the extent set forth in the first sentence of Section 8.9 or as required for provision of services contemplated by the Transition Services Term Sheet; and to the extent a copy of such Books and Records are retained by Sellers, the Sellers shall (a) use all reasonable efforts to safeguard and not disclose the information contained therein and (b) promptly upon request of Buyer deliver to Buyer or destroy such Books and Records containing customer information or other proprietary information relating to the DSO Business).

         8.10 Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to obtain the consents of all third parties necessary to consummate and make effective the transactions contemplated by this Agreement and to effect the replacement, renewal or transfer to Buyer of

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



the Permits. In case at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, including, without limitation; entering into subleases or subcontracts, the proper officers and directors of each party to this Agreement shall take all such necessary action. Buyer and Sellers will execute any additional instruments necessary to consummate the transactions contemplated hereby. Seller shall cooperate and use its best efforts to assist Buyer in obtaining the consent and approvals of all third parties, including without limitation the consent of Sprint, the local exchange carriers and the state regulatory authorities, necessary for Buyer to sell or resell long distance service and local exchange service and access.

         8.11 Sales Agency. (a) Buyer and Sellers acknowledge that the transfer of the Network Resale Business requires, among other things, the approval of certain governmental agencies and long distance and local access carriers. Sellers agree that, from the Closing until such time as the transfer of the Network Resale Business to Buyer has been effected, Sellers will enter into a sales agency agreement with Buyer, in substantially the form attached to the Distributor Agreement as Exhibit B-1, which will provide for Buyer to resell, as Sellers' agent, the products and services that are the subject of the Network Resale Business. Such sales agency agreement will provide that Buyer will enjoy the economic benefits and bear the economic burdens of the Sprint Contract in full and shall remain in effect until the earlier to occur of (i) the assignment of the Sprint Contract to Buyer, (ii) Buyer entering into a replacement contract with U. S. Sprint or another long-distance carrier, or (iii) the expiration or termination of the Sprint Contract. Sellers will use their reasonable best efforts to maintain the Sprint Contract and any local area contracts for the Buyer's benefit until the Buyer notifies the Company that Buyer no longer requires the Sprint Contract or any of such local area contracts to remain in effect. Sellers agree that, upon the request of Buyer, Sellers shall terminate the Sprint Contract and any of such local area contracts as soon as practicable under the terms of such agreements. Buyer covenants that, while such sales agency agreement is in place, Buyer will comply with all tariffs and regulatory and contractual requirements and restrictions applicable to Sellers in connection with the Sprint Contract and the Network Resale Business, and Buyer acknowledges and agrees that Sellers will have no obligation to renew or extend the Sprint Contract.

         (b) Following the transfer of the Network Resale Business to Buyer as contemplated hereby, the Company agrees that it will not sell, directly or indirectly, long distance and local exchange and access telephone services other than pursuant to a sales agency agreement with Buyer pursuant to an agreement substantially in the form of Exhibit B-1 to the Distributor Agreement which will provide that the Company will act as Buyer's agent for such services and will include Buyer's agreement to provide such service to the Company at prices at least as low as that provided to any other resale agent of Buyer and shall pay the Company a commission of fifteen percent (15%). The Company shall not be permitted to act as an agent for a third party provider of long distance and local exchange and access telephone services during the period that the Buyer is required by the Company to sell exclusively Authorized Products within the Territory under the Distributor Agreement.

         (c) Sellers hereby grant Buyer, effective from and after the Closing Date, a non-exclusive, perpetual royalty-free license to use the names and marks "INFOSTAR'r' CALLING

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



CARD" and "INFOSTAR'r' 800" for use with network services products in the Network Resale Business.

         8.12 Non-Competition. Sellers agree that, for a period expiring five years following the Closing Date, Sellers will not engage in the DSO Business as it exists on the Closing Date within the Territory; provided, however, that this restriction shall not limit Sellers' ability to create dual distribution, to sell directly in the Territory, to terminate the Distributor Agreement, or otherwise exercise any of its rights, all pursuant to the terms of the Distributor Agreement; provided, further, however, that Sellers agree not to engage in the business of providing long distance service and related local exchange access and service other than through the sales agency agreement pursuant to and as otherwise provided in Section 8.11(b) above.

         8.13 Non-Solicitation of Employees. Sellers agree that, for a period of two years following the Closing Date, Sellers will not hire, or attempt to hire, for employment in any business venture, any person who is a Designated Employee as contemplated hereby; provided, however, that the Company shall be permitted to hire any Designated Employee who is hired by Buyer if Buyer subsequently terminates the employment of such Designated Employee; and provided further that the Company shall be permitted to hire any Designated Employee who either declines employment with Buyer or who after accepting such employment subsequently resigns if, and only if, such Designated Employee initiates (without direct or indirect solicitation by either Seller other than general newspaper publication of job offerings) contact with the Company regarding such employment with the Company at a time not less than forty-five (45) days after the later of the Closing Date or the date of such

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



employee's resignation. It is understood that the person listed on Exhibit 8.13 hereof will not be a Designated Employee.


         8.14 Rights of First Offer. The Seller shall not at any time prior to the termination of the Distributor Agreement directly or indirectly transfer, assign or otherwise dispose of, whether by sale, merger, consolidation or other transaction ("Transfer") its telephone equipment and related software business (the "Subject Business") to any Person other than the Buyer unless the Seller first (i) gives the Buyer not less than sixty (60) days prior written notice of its intent to Transfer the Subject Business (the "Offer Notice") which notice shall set forth the principal terms of the proposed Transfer, including the transaction structure, purchase price and other principal business terms, identity of any proposed transferee (if known) and any other material term of the proposed transaction and (ii) offers to Transfer the Subject Business to the Buyer (or, at the Buyer's option, to any Affiliate of the Buyer which the Buyer may designate) on the terms set forth in such Offer Notice (or, in the case of a Transfer of all or a portion of the consideration for which would consist of non-cash items, at the Buyer's option, for cash in an amount equal to the fair market value of the total consideration proposed to be received in respect of the Subject Business). The Buyer (or its designee) may elect to purchase the Subject Business on the terms specified in the Offer Notice by delivering written notice of such election to the Seller within thirty (30) days after receipt by the Buyer of the Offer Notice. If the Buyer (or such designee) has elected to purchase the Subject Business from the Seller, such Transfer will be consummated as soon as practical after the delivery of such election notice. If the Buyer (or such designee) has not elected to purchase the Subject Business within such 30-day period, the Seller may, within 120 days

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



thereafter, enter into a binding agreement to Transfer the Subject Business at a price no less than 95% of the price specified in the Offer Notice and on other terms which are not, taken as a whole, materially more favorable to the transferee(s) than those offered to the Buyer in the Offer Notice. In the event that such binding agreement to Transfer the Subject Business is not entered into within 150 days following the date of the Offer Notice with the Transfer being consummated within a reasonable time thereafter, the Seller and the Subject Business shall again become subject to the restrictions on Transfer contained in this Section 8.14. Notwithstanding any contrary terms of the foregoing provisions of this Section 8.14, in the event the Company receives an unsolicited offer to acquire all or any significant portion of the Subject Business, Seller shall (a) notify Buyer of all material terms of such offer, (b) grant Buyer a reasonable amount of time to match such offer or any increased offer made by such a third party, (c) if Buyer agrees to match such offer which is not then increased by such third party, sell the Subject Business to Buyer on such terms and (d) at all stages of such process keep Buyer reasonably informed as to the status of negotiations and provide an opportunity (including at least as much time as may be offered to the Person making such unsolicited offer and any other competing bidders) to match the offer and thereby purchase the Subject Business. Notwithstanding the provisions of this Section 8.14, Sellers may determine not to sell the Subject Business to any Person.

         8.15 Sellers' Confidentiality Covenant. After Closing, Sellers will, and will cause their subsidiaries and Affiliates to: (i) treat and hold confidential and not disclose confidential information concerning the DSO Business and its affairs (including but not limited to information concerning the Assets and the Assumed Liabilities) to the extent not generally

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



known in the public (the "Confidential Information"), (ii) refrain from using any of the Confidential Information except in connection with this Agreement, and (iii) deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in its possession. In the event that Sellers are requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, Sellers will notify the Buyer promptly of such request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section. If, in the absence of a protective order or the receipt of a waiver hereunder, the Sellers are, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal, Sellers shall use their best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

         8.16 Additional Financial Information. Sellers shall furnish or shall cause the Company's independent accountants to furnish not later than May 15, 1996 audited financial statements for the DSO Business for the years ended December 31, 1995, December 31, 1994 and December 31, 1993 prepared in accordance with GAAP applied consistently throughout the periods covered thereby (and applied in accordance with the practices and methodologies as set forth on Exhibit 1.7) in a form meeting the requirements of Regulation S-X of the Securities Act of 1933, as amended (the "Securities Act"), and the consent of the Company's independent accountants to the inclusion of their reports on such financial statements in any

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



registration statement of the Buyer under the Securities Act and any amendments thereto; and for the purposes of assisting Buyer with any such registration statement and subsequent reporting requirements under the Securities Exchange Act of 1934, as amended, the Sellers will deliver to Buyer (i) unaudited income statements and balance sheets of the DSO Business for each 1996 calendar quarter completed prior to or on the Closing Date, (ii) unaudited income statements and balance sheets of the DSO Business for each 1995 calendar quarter and (iii) an unaudited income statement and balance sheet of the DSO Business for the period from January 1, 1996 through the Closing Date. The financial statements and schedules described in clauses (i) and (ii) above for the first quarter of 1996 and 1995, respectively, will be provided by April 30, 1996. Each subsequent 1996 quarter's financial statements and schedules (together with the corresponding 1995 quarter's financial statements described in clause (ii) above) shall be delivered to Buyer by Sellers within 60 days after the last day of such quarter, and the financial statements described in clause (iii) above shall be delivered to Buyer by Sellers within 90 days after the Closing Date; provided that Sellers shall use reasonable best efforts to promptly cause the delivery of such audited financial statements as soon as practicable after the execution of this Agreement. The Parties acknowledge and agree that time is of the essence in the performance of the provisions of this Section 8.16 and Sellers shall provide Buyer unaudited financial information with respect to the DSO Business for the years 1992 and 1991 meeting the requirements of item 301 of Regulation S-K (Selected Financial Data) of the Securities Act by September 30, 1996. If the Closing occurs, the Buyer shall reimburse Sellers for one-half the reasonable out-of-pocket expenses incurred by them in preparing the Audited Financial Statements delivered pursuant to Section 5.10 and the

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



additional financial information delivered pursuant to this Section 8.16, up to a maximum reimbursement of $150,000.

         8.17 Shared Assets. All computer software and other intangible property included within the Shared Assets will be transferred by Sellers to Buyer at Closing. Buyer agrees to, and, effective upon the Closing and the transfer to Buyer of such property hereby does, grant to Sellers a perpetual, non-exclusive, royalty-free license to use, copy and modify, to the extent required by Sellers to operate their continuing businesses or to provide the services contemplated by the Transition Services Term Sheet, the computer software identified on
Exhibit 1.71. Any modifications or enhancements to such software made by Sellers after Closing shall be the sole property of Sellers. The tangible personal property, if any, included within the Shared Assets will be subject to joint-ownership pursuant to arrangements which grant each of the Company and Buyer a right of first refusal with respect to disposition of any such Shared Assets and which provide for equal sharing of the proceeds of any such disposition; provided, however, that the mainframe computers located at the Company's Milford facility will be jointly-owned and shared until such time as such mainframe computers can be separated without jeopardizing their ability to support the DSO Business and Sellers' remaining businesses, respectively, at which time ownership of such mainframe computers will be divided as indicated on
Exhibit 8.17. Sellers and Buyer will negotiate and execute at Closing license agreements and/or other documentation reasonably required or appropriate to give effect to the foregoing understandings.

         8.18 Video Conferencing Equipment. The parties agree that from and after the Closing the Sellers will provide access to and permit Buyer to use the video conferencing

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



equipment located in offices of the DSO Business, including reasonable access to such equipment to employees of the Buyer. Sellers agree that, in the event Sellers remove the video conferencing equipment from Buyer's offices after Closing, Sellers shall refurbish and repair such offices to Buyer's reasonable satisfaction to return Buyer's offices to a commercially reasonable appearance and function (or, upon Buyer's election, reimburse Buyer for its reasonable expenses for such actions).

         8.19 Notification of Certain Hires. After Closing, Buyer will notify the Company prior to hiring any Person who is, after Closing, an officer, director or manager of the Company after Closing.

                                   ARTICLE IX
                                   TERMINATION

         9.1 Termination. This Agreement may be terminated and the transactions contem plated hereby may be abandoned as follows:

         (a) the parties may terminate this Agreement at any time prior to the Closing Date by mutual written agreement of Sellers and Buyer;

         (b) the Buyer may terminate this Agreement by giving written notice to the Company at any time prior to the Closing (i) in the event the Sellers have breached any representation, warranty, or covenants contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, by reason of the failure of any condition precedent under Article VI hereto

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



(unless the failure results primarily from the Buyer thereunder breaching any representation, warranty, or covenants contained in this Agreement);

         (c) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (i) in the event the Buyer has breached any representation, warranty, or covenant contained in the Agreement in any material respect, the Company has notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (ii) if the Closing shall not have occurred on or before June 30, by reason of the failure of any condition precedent under Article VII hereof (unless the failure results primarily from the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement);

         (d) by Buyer in the event that (i) any person (or group of persons) acquires or enters into one or more agreements to acquire more than 25% of the outstanding capital stock of the Company, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) the Company or any Subsidiary thereof enters into one or more agreements with respect to a merger or other business combination involving the Company pursuant to which any person (or group of persons) acquires more than 25% of the outstanding capital stock of the Company or the entity surviving such merger or business combination, (iii) one or more agreements are entered into with respect any other transaction pursuant to which any person (or group of persons) acquires or would acquire control of assets (including for this purpose the Assets and the outstanding capital stock of the Company and the entity surviving any merger or combination including any of them) of the Company equal to the lesser of the fair market value of the Assets or 25% of the fair market value of all the assets of the Company

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



immediately prior to such transaction, (iv) the Board of Directors of the Company shall have approved any transaction described in (i), (ii) or (iii) above, or (v) a tender offer or exchange offer for more than 25% of the outstanding common stock of the Company or a proxy context challenging the transactions contemplated hereby is commenced;

         (e) by Seller or Buyer in the event that the Board of Directors of the Company determines to withdraw, modify or change its approval of the Agreement or the transactions contemplated hereby in a manner adverse to Buyer or shall have resolved to do so other than following an event which entitles Sellers to terminate this Agreement pursuant to Section 9.1(c);

         (f) by Buyer in the event the condition set forth in Section 6.3 will not be or has not been satisfied.

         9.2 Rights on Termination; Waiver. (a) If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other, except as otherwise provided in Section 9.2(b), 9.2(c), or 9.2(d) hereof; provided, that no termination pursuant to Section 9.1(b) or (c) shall relieve any party of any liability arising from or relating to any breach prior to such termination; and provided further that the obligations contained in the Confidentiality Agreement shall survive any such termination.

         (b) In the event this Agreement is terminated by Buyer pursuant to
Section 9.1(d) hereof, Sellers shall promptly (and upon the occurrence of an event specified in 9.1(d)(i), (ii), (iii), (iv) or (v) within one business day) pay to Buyer $2.1 million plus Buyer's fees and expenses (i) relating to the transactions contemplated by this Agreement and payable to

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



Persons other than Bain Capital, Inc. and its Affiliates (including, without limitation, attorneys', accountants', financial advisors', consultants' and commitment fees related to the financing for the transaction) or (ii) payable under the Financing Commitments, whether or not payable to Bain Capital, Inc. or any of its Affiliates (all such fees and expenses being referred to herein as the "Expenses"), the payment of which shall be in lieu of the payment of any damages otherwise incurred by Buyer as a result thereof.

         (c) In the event this Agreement is terminated by Buyer pursuant to
Section 9.1(e) thereof, Sellers shall promptly pay to Buyer $3.5 million plus the Expenses, the payment of which shall be in lieu of the payment of any damages otherwise incurred by Buyer as a result thereof.

         (d) In the event this Agreement is terminated by Buyer after 120 days of an event which entitles Buyer to terminate the Agreement pursuant to Section 9.1(f) hereof (the "Waiting Period"), Seller shall promptly (i) pay Buyer the Expenses (ii) deliver to Buyer the number of shares of Common Stock of the Company determined by dividing $1,000,000 by the average of the closing price of the Company's Common Stock as reported on Nasdaq National Market for the 30 trading days prior to such termination which shares shall be entitled to be registered with the Securities and Exchange Commission for resale by Buyer on terms reasonably acceptable to Buyer and (iii) pay Buyer $500,000. In the event this Agreement is terminated by Buyer after 30 days of an event which entitles Buyer to terminate the Agreement pursuant to Section 9.1(f) and before the expiration of the Waiting Period, the Company shall promptly pay Buyer one-half of the Expenses. In the event this Agreement is terminated to Buyer pursuant to
Section 9.1(f) as a result of an action, suit or proceeding

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



pursuant to which an injunction, order, judgment or ruling has been issued which prohibits the consummation of the transactions contemplated this Agreement or would require the transactions contemplated by this Agreement to be rescinded, the Company shall promptly pay Buyer the Expenses. Any amounts paid to Buyer pursuant to this Section 9.2(d) shall be in lieu of payment of any damages otherwise incurred by Buyer as a result of any such termination.

         (e) If any of the conditions set forth in Article VI of this Agreement have not been satisfied, Buyer may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby. If any of the conditions set forth in Article VII of this Agreement have not been satisfied, Sellers may nevertheless elect to waive such conditions and proceed with the consummation of the transactions contemplated hereby.

         (f) Sellers will not terminate this Agreement at any time during the 125-day period commencing at the time Buyer is first entitled to terminate this Agreement pursuant to Section 9.1(f).

                                    ARTICLE X
                                  MISCELLANEOUS

         10.1 Entire Agreement; Amendment. This Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties

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



in connection with the subject matter hereof, except as specifically set forth herein or therein. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. The representations and warranties of each party hereto shall be deemed to be material and to have been relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party.

         10.2 Expenses. Except as otherwise specifically provided herein, each of the parties hereto shall pay the fees and expenses of their respective counsel, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.

         10.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the State of New York, without regard to the conflicts of law rules thereof.

         10.4 Assignment. This Agreement and each party's respective rights hereunder may not be assigned, by operation of Law or otherwise, without the prior written consent of the other party; provided, however, that Buyer may assign its rights hereunder, without the consent of Sellers, to any lender providing a Financing Commitment.

         10.5 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given at the earlier of the date (a) when delivered personally or by messenger or by reputable overnight delivery service to an officer of the other party, (b) the third day after mailing when mailed by registered or

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



certified United States mail, postage prepaid, return receipt requested, or (c) when received via telecopy, telex or other electronic transmission, in all cases addressed to the person for

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



whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section:

If to Sellers:                     EXECUTONE Information Systems, Inc.
                                   478 Wheelers Farms Road
                                   Milford, Connecticut 06460
                                   Attention: Mr. Alan Kessman, President
                                              and Chief Executive Officer

With a copy to:                    Hunton & Williams
                                   Riverfront Plaza, East Tower
                                   951 East Byrd Street
                                   Richmond, Virginia  23219-4074
                                   Attention:  Thurston R. Moore, Esq.

If to Buyer:                       Tone Holdings, Inc.
                                   c/o Bain Capital, Inc.
                                   Two Copley Place
                                   Boston, MA 02116
                                   Attention:  Mr. Jonathan Lavine

With a copy to:                    Ropes & Gray
                                   One International Place
                                   Boston, MA 02116
                                   Attention:  Lauren I. Norton, Esq.


         10.6 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

         10.7 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the

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



plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, agreements, leases or other understandings or arrangements shall refer to oral as well as written matters. The specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists any other representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. Neither the listing nor description of any item, matter or document in any Exhibit hereto nor the furnishing or availability for review of any document shall be construed to modify, qualify or disclose an exception to any representation or warranty of any party made herein or in connection herewith, except to the extent that such representation or warranty specifically refers to such Exhibit and such modification, qualification or exception is described with reasonable specificity in such Exhibit.

         10.8 Severability. In the event that any provision hereof (including, without limitation, any of the provisions of Sections 8.12 and 8.13 hereof) would, under applicable law, be invalid or unenforceable in any respect, such provision shall (to the extent permitted under applicable law) be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable

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



law. The provisions hereof (including, without limitation, each of the provisions of Sections 8.12 and 8.13 hereof) are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof.

         10.9 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement. Buyer and Sellers assume no liability to any third party because of any reliance on the representations, warranties and agreements of Buyer or Sellers contained in this Agreement.

         10.10 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         10.11 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

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


         IN WITNESS WHEREOF, each party hereto has caused this Asset Purchase Agreement to be executed in its name by a duly authorized officer as of the day and year first above written.


                               TONE HOLDINGS, INC.


                               -------------------------------------------------
                               By:______________________________________________
                               Its:_____________________________________________


                               TONE ACQUISITION CORPORATION


                               -------------------------------------------------
                               By:______________________________________________
                               Its:_____________________________________________




                               EXECUTONE INFORMATION SYSTEMS, INC.


                               -------------------------------------------------
                               By:______________________________________________
                               Its:_____________________________________________



                               EXECUTONE NETWORK SERVICES, INC.


                               -------------------------------------------------
                               By:______________________________________________
                               Its:_____________________________________________





                              [ Exhibits Deleted ]

                                 Amendment No. 1

                                       to

                            Asset Purchase Agreement


         This Amendment No.1 (the "Amendment") is made as of this 31st day of May 1996 to the Asset Purchase Agreement dated as of April 9, 1996 (the "Agreement") by and among Clarity Telecom Holdings, Inc., a Delaware corporation formerly known as Tone Holdings, Inc. ("Holdings"), Clarity Telecom, Inc. a Delaware corporation formerly known as Tone Acquisition Corporation ("Clarity Telecom," and, together with Holdings, the "Buyer"), EXECUTONE Network Services, Inc., a Virginia corporation (the "ENS") and EXECUTONE Information Systems, Inc. ("the Company" and, together with the ENS the "Sellers"). Capitalized terms used and not otherwise defined in this Amendment are used herein as defined in the Agreement.

         WHEREAS, the Sellers and the Buyer have entered into the Agreement and such parties have determined that it is in their mutual best interests to amend and modify the Agreement in certain respects as set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed that:

1.       Employee Matters.

         1.1. Union Employees. The fifth sentence of Section 8.2(a) of the Agreement is hereby amended and restated as follows:

         [ Confidential Treatment Requested ]


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         [ Confidential Treatment Requested ]


         Section 8.2 of the Agreement is hereby amended by adding the following paragraph immediately following section 8.2(d):

                  "(e) Sellers' agree from and after the Closing to be governed by the collective bargaining agreements resulting from Seller-union negotiations, which negotiations and dealings will comply with applicable law with respect to the employees listed on Exhibit 8.2A. The renegotiated collective bargaining agreements will contain terms and conditions substantially similar to those listed on Exhibit 8.2B. Employees listed on
                  Exhibit 8.2A are currently subject to the collective bargaining agreements listed on Exhibit 8.2B and are not Designated Employees. Until such collective bargaining agreements have been negotiated, Sellers' will operate in conformity with the terms and conditions contained in the collective bargaining agreements listed on Exhibit 8.2B in respect of the employees listed on Exhibit 8.2A."

         1.2.

         [ Confidential Treatment Requested ]

         Section 8.2 is hereby amended by adding the following paragraph immediately following paragraph (e) above:

                  "(f) Sellers agree to promptly reimburse Buyer for all severance costs (to the extent of the comparable severance package utilized for the employees referred to in Section 8.2(b)) of Buyer and any of its subsidiaries relating to the termination on or before January 31, 1997 of employees providing service to the Company's Healthcare Customers (as defined in the Distributor Agreement) which the Company notifies Buyer by December 31, 1996 that it does not intend to hire. Notwithstanding Section 8.13 of the Agreement, Seller will have the right to offer employment to any such employees following the Closing Date."

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         1.3.  Employee  Benefits.  Section 8.2 is hereby  amended by adding the following paragraph immediately following paragraph (f) above:

                  "(g) Sellers and Buyer understand and agree that Sun Life of Canada, the Company's current medical stop loss insurance carrier, will, after the Closing, provide continuous coverage to the employees of the Company and the employees of Buyer and its subsidiaries, as if the transactions contemplated hereby had not occurred provided that the Company and Buyer continue to pay the applicable stop loss premiums through December 31, 1996. Accordingly, each of the Company and Buyer agree to pay the premium allocable to their respective employees through December 31, 1996. The Company agrees to amend the stated policyholder under such stop loss policy to "EXECUTONE Information Systems, Inc. and Affiliated Companies" and to list "Clarity Telecom Holdings, Inc., and its subsidiaries, including Clarity Telecom, Inc." as Affiliated Companies under such policy and not to terminate Sellers' participation in such stop loss policy prior to December 31, 1996."

         1.4. Company Options. Section 8.2 of the Agreement is hereby amended to add the following paragraph immediately following paragraph (g) above:

                  "(h) Sellers agree that effective as of the Closing, all stock options of the Company previously granted to employees of the Company who are Designated Employees shall become fully vested and that such stock options shall thereafter be exercisable in accordance with their terms; provided, however, that, for those stock options that would have vested pursuant to their original terms on or before May 31, 1998, stock purchased thereunder will be restricted as to resale, and the stock certificates therefor shall be held by the Company, until May 31, 1997, and, for those stock options that would have vested pursuant to their original terms after May 31, 1998, stock purchased thereunder will be restricted as to resale, and the stock certificates therefor shall be held by the Company, until May 31, 1998".

2. Transitional Services. Section 8.4(c) is hereby amended and restated in its entirety as follows:

                  "(c) For the period beginning on the Closing Date and ending 60 days thereafter, Sellers agree to (i) reimburse Buyer for certain finance services and (ii) provide certain MIS, payroll processing,

                                       -3-

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                  accounts payable and benefits administration services in each case in connection with Buyer's conduct of the DSO Business following the Closing Date, and Buyer agrees to provide certain sales and use tax services in accordance with the terms and conditions specified in the Transitional Services Agreement dated the date hereof by and among the Company and Clarity Telecom."

3.       Government Contracts.

         3.1 Outstanding Bids Section 1.4 of the Agreement is hereby amended by inserting immediately after Section 1.4(m) the following:

                  "; and (n) rights of the Sellers to enter into a contract and perform the services under the terms of each of the outstanding bids provided to state and local governments and government agencies set forth on Exhibit 1.4(n) to this Agreement if such outstanding bids were awarded to Buyer after the Closing Date."

         Article III is hereby amended by inserting after Section 3.34 the following:

                  "3.35. Government Contracts. Exhibit 1.4(n) sets forth a true, correct and complete list of all outstanding bids of the Sellers for sales and service contracts relating to the DSO Business and responses to requests for proposals in respect of which the Company has outstanding applicable bid bonds. As of the Closing Date, these outstanding bids have not been awarded or performed in any respect by Sellers and no payments have been received by Sellers in respect of such outstanding bids. All such outstanding bids require bid bonds to be purchased in connection therewith and a true and accurate list of such bid bonds is set forth on Exhibit 1.4(n) hereto."

         3.2 Outstanding Contracts. Article VIII is hereby amended by inserting after Section 8.19 the following:

                  "8.20 Government Contracts. Buyer agrees to provide at the direction of Seller, the maintenance services called for in the outstanding state and local government Sales Contracts and Service Contracts of Seller relating to the DSO Business set forth on Exhibit 8.20A to this Agreement.

         Section 8.1 is hereby amended by inserting after paragraph (f) the following:


                                       -4-

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                  "(g) Bid and Performance Bonds. Buyer will indemnify and hold harmless Sellers for (i) liability under the bid bonds identified on Exhibit 1.4(n) to this Agreement and for (ii) liability under performance bonds to the extent that Seller incurs liability under such performance bonds as a result of a breach by Buyer of the obligation to provide services in respect of the customer Contract relating to such performance bond as contemplated in Section 8.20.

4.       Required   Consents.   The   Sellers  and  Buyers   acknowledge   that
notwithstanding the terms of the Agreement, all of the Required Consents were not obtained on or prior to the Closing. Accordingly, Section 8.1 is hereby amended by adding the following:

                  "(g) Sellers agree to indemnify and hold harmless Buyer and its directors, officers and Affiliates in respect of any Losses which any such party may at any time suffer, sustain or become subject to in connection with, incident to, resulting from or arising out of or in any way relating to or by or incur or become subject to, as a result of or in connection with the failure to obtain the Required Consents prior to Closing other than the excluded consents listed on Exhibit 8.1(g) (such Required Consents other than the excluded consents listed on Exhibit 8.1(g) being hereinafter to be referred to as the "Post-Closing Required Consent") where such failure results in: (i) the failure of the other party to the applicable Contract to recognize Buyer as the party entitled to performance, possession or the benefits (as applicable) under such Contract or (ii) the exercise by the other party to the applicable Contract of any rights or remedies thereunder. Buyer agrees that Sellers shall have no obligation to indemnify Buyer under this Section 8.1(g) in the event a Post-Closing Required Consent is obtained prior to Buyer suffering any Losses. In addition, Buyer agrees that Sellers shall have no obligation to indemnify Buyer under this Section 8.1(g) upon the expiration of the current term of any Contracts requiring Post-Closing Required Consent."

         Section 8.6 is hereby amended by adding the following sentence immediately following the last sentence:

                  "Without limiting the generality of the foregoing, Buyer and Sellers will, following Closing, cooperate with each other and use their best efforts to obtain the Post-Closing Required Consents, including the execution and delivery of additional agreements, documents and certificates reasonably required by such third party providing such consent."

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5.       Network Resale Business.

         Article III is hereby amended by adding immediately following Section
3.35 above the following:

                  "3.36 Network Resale Business. Attached hereto as Exhibit 3.36A are true and correct copies of all of the Company's resale or sales agency agreements for long distance or local access services and regional bell operating companies agency or marketing agreements. Except as set forth in Exhibit 3.36B, none of such agreements have been or are in default with respect to the obligations of the Company, or to the knowledge of Sellers, with respect to the obligations of any third party and no event has occurred that would, with the passage of time or compliance with any applicable notice requirements, constitute a default or a right of the Company, or to the knowledge of the Sellers, any third party to such agreements, to cancel, terminate or exercise any option, nor has the Company failed to meet minimum volume commitments in any such agreements and, to the knowledge of Sellers, there is no basis therefore."

         Section 8.11 is hereby amended by adding immediately following paragraph (c) the following:

                  "(d) Notwithstanding any provision contained in this Agreement to the contrary, in connection with the transfer of the Network Resale Business to Buyer, other than with respect to the Sprint Contract which shall be governed by the Network Addendum between the Company and Buyer dated May 31, 1996, Buyer shall prior to November 30, 1996 determine the agreements set forth on Exhibit 3.36A which it will request Sellers to assign to Buyer. If such agreements are not determined by Buyer to be assigned to Buyer, Sellers shall promptly terminate such agreements when requested by Buyer."

6.       Representations and Warranties.

         6.1 Clause (c) of Section 3.7 is hereby amended and restated in its entirety as follow:

                 "(c) any other agreement involving an obligation or contractual liability in excess of $125,000 in the aggregate,"


                                       -6-

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         6.2.     Exhibit 3.7(a) is hereby amended by adding the list set forth in Attachment A hereto and designating it as "Sales Contracts and Service Contracts differing from the form of Sales Contract and Service Contract included in Exhibit 3.26".

         6.3 Exhibit 3.28 is hereby amended by adding the list set forth in Attachment A hereto.

         6.4 Exhibits 1.24, 3.17 and 3.28 are hereby amended by adding the following to the section entitled "Collective Bargaining Agreements":

                           "San Diego
                           Local Union No. 569
                           International Brotherhood of Electrical Workers and
                           Executone Information Systems, Inc.
                           June 1, 1994 - June 30, 1997"

         6.5 Exhibits 3.1 and 3.28 are hereby amended to reflect that, as of the effective date of the Agreement, the Company was not qualified to do business as a foreign corporation in Rhode Island and South Dakota, and was not in good standing in Tennessee, and that, as of May 31, 1996, the Company is not so qualified in Rhode Island, and is not in good standing in Tennessee; and, further, that ENS is so qualified only in California and New York.

                                       -7-

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         6.6      Exhibits 1.24, 3.7 and 3.28 are hereby modified by adding the following  contracts:

         "Network Services Marketing Agreement dated February 19, 1996, between Bell Atlantic Network Services, Inc. and EXECUTONE Information Systems, Inc. (Pennsylvania office).

         Program Enrollment Terms Agreement dated October 20, 1995 by and between WORLDCOM Network Services, Inc., d/b/a WilTel, and EXECUTONE Information Systems, Inc.

         Voice Mail Marketing Agreement dated April 1, 1995 by and between Pacific Bell and EXECUTONE Information Systems, Inc.

         TRW Business Credit Services Agreement dated August 6, 1994, by and between TRW and EXECUTONE Information Systems, Inc.

         Software License and Database Subscription Agreement dated March 31, 1993, between Vertex, Inc. and EXECUTONE Information Systems, Inc."

         by amending the reference to the Network Services Marketing Agreements with Pacific Bell to read:

         "Network Services Marketing Agreements dated January 17, 1996, and March 6, 1996 by and between Pacific Bell and EXECUTONE Information Systems, Inc. (Sacramento and San Francisco respectively)"

         by amending the reference to the Network Services Marketing Agreements with Bell Atlantic Network Services, Inc. to read:

         "Network Services Marketing Agreements between Bell Atlantic Network Services, Inc. and EXECUTONE Information Systems, Inc. (Maryland and Virginia, both expiring 3/31/96.)"

         by  amending  the  reference  to  the  Agent   Marketing  Sales  Agency
         Agreements with U.S. West Communications, Inc. to read:

               "Agent Marketing Sales Agency Agreements dated January 6, 1994 and February 25, 1994, by and between U.S. West Communications, Inc. and EXECUTONE Information Systems, Inc. (Colorado and Arizona, respectively)."


         by amending the reference to the agreements with NYNEX to read:

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         "Agreements for Sale of Services and Account Management effective as of
         February 1, 1996, between NYNEX and EXECUTONE Information Systems, Inc. (Boston and New York) (signed by Company, returned copies not signed by NYNEX)."

         and by deleting the following contract:

         "Home Purchase Service Agreement dated August 6, 1993, between Americorp Relocation Management, Inc. and EXECUTONE Information Systems, Inc."

6.7. Exhibits 1.24 and 3.7 are hereby modified by adding the following contract:

         "Service Agreement dated October 13, 1995, by and between Computer Output Systems, Inc. and EXECUTONE Information Systems, Inc."

7. Credits. Article VIII is hereby amended by adding the following immediately following Section 8.20:

         "8.21  Credits  and  Pricing.  Company  agrees  to  provide  Buyer  the
         following   credits  and  pricing  for  the  term  of  the  Distributor
         Agreement:

         (i) Company will provide Buyer up to $ [ Confidential Treatment Requested ] per year in credits to be earned and credited upon Buyer's purchases (at the Standard Distributor Agreement pricing) of any combination of T-1 digital kit (PN 15510K) (a credit of $ [ Confidential Treatment Requested ] each), ECVM (PN 21640) (a credit of $ [ Confidential Treatment Requested ]
                  each)  and  the  initial  LCR   download  (a  credit  of  $
                  [Confidential Treatment Requested] each), which are installed pursuant to any "Hammer-It-Home" promotional contract having at least a three-year term and for which a signed copy of such contract is provided to Company with the applicable order;

         (ii)     after utilization of the credits provided for in subsection
                  (i) above for any given year, Company will sell Buyer the T-1 kit (PN 15510K) at an actual purchase price of $ [Confidential Treatment Requested] each and all LCR downloads at $ [ Confidential Treatment Requested ] per download; and

         (iii) Company will provide free LCR updates for all customers of Buyer identified in writing to the Company prior to June 30, 1996, who were provided LCR at no cost pursuant to a Hammer-It-Home contract prior to May 31, 1996, for the remaining terms of such contracts.

         (iv) Buyer will pay Company the then current full OEM price for any T-1's sold by Distributor pursuant to a "Hammer-It-Home" contract that is terminated and for which the end-user customer is required to pay retail price pursuant to such

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                  contract. Within 30 days after the end of each six-month
                  period ending June 30 and December 31, Distributor shall provide Company with a report of all "Hammer-it-Home" contract terminations during the previous six-month period, and pay the required OEM price therefor (less any amounts previously paid pursuant to subsection (ii) hereof for the same units)."

8.       Software Products.

         Article VIII is hereby amended by adding immediately following Section
8.21 above the following:

                  "8.22.  [ Confidential Treatment Requested ]

9.       Tax Exemption Certificates.

         Article VIII is hereby amended by inserting after Section 8.22 above the following:

                  "8.23. Sales and Use Taxes. Buyer agrees that, as soon as reasonably practical following the Closing Date, it shall procure and deliver to Sellers resale tax exemption certificates relating to the sale by Sellers to Buyer of Inventory pursuant to this Agreement for each applicable state in which Sellers are subject to sales and use taxes in connection with the sale of the Assets pursuant to this Agreement."

10. Counterparts; Headings. This amendment may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same instrument and be deemed a part of the Agreement. The Section headings in this amendment are inserted for convenience of reference only and shall not constitute a part hereof.

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         IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed in its name by a duly authorized officer as of the date first written above.

                                            Clarity Telecom Holdings, Inc.


                                            By_______________________
                                             Name:
                                             Title:


                                            Clarity Telecom, Inc.


                                            By_______________________
                                              Name:
                                              Title:


                                            EXECUTONE Information Systems, Inc.


                                            By_______________________
                                              Name:
                                              Title:


                                            EXECUTONE Network Services, Inc.


                                            By_______________________
                                              Name:
                                              Title:





                              [ Exhibits Deleted ]

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